AGREEMENT AND PLAN OF MERGER
                                  BY AND AMONG
                        ANNALY MORTGAGE MANAGEMENT, INC.,
                     FIXED INCOME DISCOUNT ADVISORY COMPANY,
                              FDC MERGER SUB, INC.
                        AND THE PERSONS SIGNATORY HERETO
                          DATED AS OF DECEMBER 31, 2003

ARTICLE I             THE MERGER.................................................................................2

         SECTION 1.1           The Merger........................................................................2

         SECTION 1.2           Closing...........................................................................2

         SECTION 1.3           Effective Time....................................................................2

         SECTION 1.4           Effects of the Merger.............................................................2

         SECTION 1.5           Articles and By-Laws..............................................................3

         SECTION 1.6           Board and Officers of the Surviving Corporation...................................3

         SECTION 1.7           Merger Consideration; Conversion of Shares; Cancellation of Shares................3

         SECTION 1.8           Closing Merger Consideration......................................................4

         SECTION 1.9           Contingent Merger Consideration...................................................4

         SECTION 1.10          Initial Determination of Adjusted Revenue and Adjusted Margin.....................9

         SECTION 1.11          Final Determination of Contingent Merger Consideration...........................10

         SECTION 1.12          Exchange Procedures..............................................................11

         SECTION 1.13          Certain Adjustments..............................................................13

         SECTION 1.14          REIT Provisions..................................................................14

         SECTION 1.15          Escrow...........................................................................14

ARTICLE II            REPRESENTATIONS AND WARRANTIES OF PARENT..................................................15

         SECTION 2.1           Organization and Qualification of Parent.........................................16

         SECTION 2.2           Corporate Authorization..........................................................16

         SECTION 2.3           Consents and Approvals; No Violations............................................16

         SECTION 2.4           Opinion of Parent Financial Advisor..............................................17

         SECTION 2.5           Brokers..........................................................................17

         SECTION 2.6           Capitalization of Parent and Its Subsidiaries....................................17

         SECTION 2.7           Merger Sub Actions...............................................................18

ARTICLE III           REPRESENTATIONS AND WARRANTIES OF THE COMPANY.............................................18

         SECTION 3.1           Organization and Qualification of the Company....................................18

         SECTION 3.2           Corporate Authorization..........................................................19

         SECTION 3.3           Reports; Financial Statements....................................................19

         SECTION 3.4           Accounts Receivable..............................................................20

         SECTION 3.5           Consents and Approvals; No Violations............................................20

         SECTION 3.6           Brokers..........................................................................21

         SECTION 3.7           Information......................................................................21

         SECTION 3.8           Capitalization of the Company....................................................21

         SECTION 3.9           No Defaults......................................................................21

         SECTION 3.10          Taxes............................................................................22

         SECTION 3.11          Ownership of Parent Capital Stock................................................23

         SECTION 3.12          Permits and Licenses.............................................................23

         SECTION 3.13          Compliance with Laws.............................................................24

         SECTION 3.14          Absence of Certain Changes or Events.............................................24

         SECTION 3.15          Litigation; Regulatory Action....................................................25

         SECTION 3.16          Transactions with Affiliates.....................................................25

         SECTION 3.17          No Dissenters' Rights............................................................25

         SECTION 3.18          Technology and Intellectual Property.............................................26

         SECTION 3.19          Material Contracts...............................................................26

         SECTION 3.20          No Default Under Contracts.......................................................27

         SECTION 3.21          Investment Management Contracts..................................................27

         SECTION 3.22          Key Man Life Insurance...........................................................28

         SECTION 3.23          Employees........................................................................28

         SECTION 3.24          Derivative Instruments...........................................................29

         SECTION 3.25          Business; Registrations..........................................................29

         SECTION 3.26          Certain Additional Representations and Warranties as to the Company Funds........29

ARTICLE IV            REPRESENTATION AND WARRANTIES OF THE SELLERS..............................................31

         SECTION 4.1           Investment Purpose...............................................................31

         SECTION 4.2           Accredited Investor Status.......................................................31

         SECTION 4.3           Reliance on Exemptions...........................................................31

         SECTION 4.4           Information......................................................................31

         SECTION 4.5           No Governmental Review...........................................................31

         SECTION 4.6           Transfer or Resale...............................................................31

         SECTION 4.7           Legends..........................................................................32

         SECTION 4.8           Authorization; Enforcement; Validity.............................................32

         SECTION 4.9           Ownership of Company Shares......................................................32

         SECTION 4.10          No Other Agreements to Sell......................................................32

ARTICLE V             COVENANTS.................................................................................33

         SECTION 5.1           Conduct of Business of the Company...............................................33

         SECTION 5.2           Conduct of Business of Parent....................................................34

         SECTION 5.3           Other Actions....................................................................34

         SECTION 5.4           No Solicitation..................................................................34

         SECTION 5.5           Additional Agreements; Reasonable Efforts........................................35

         SECTION 5.6           Public Announcements.............................................................36

         SECTION 5.7           Preparation of the Proxy Statement...............................................36

         SECTION 5.8           Access to Information............................................................38

         SECTION 5.9           Merger Sub Actions...............................................................38

         SECTION 5.10          Advice of Changes................................................................38

         SECTION 5.11          Restrictions on Transfer.........................................................38

         SECTION 5.12          Indemnification; Directors' and Officers' Insurance..............................40

         SECTION 5.13          Registration Rights..............................................................40

         SECTION 5.14          Pre-Closing Dividend.............................................................48

         SECTION 5.15          Client Consents..................................................................48

         SECTION 5.16          Escrow Agent.....................................................................48

ARTICLE VI            CONDITIONS TO CONSUMMATION OF THE MERGER..................................................48

         SECTION 6.1           Conditions to Each Party's Obligations to Effect the Merger......................48

         SECTION 6.2           Conditions to the Obligations of Parent..........................................49

         SECTION 6.3           Conditions to the Obligations of the Company.....................................50

         SECTION 6.4           Frustration of Closing Conditions................................................50

ARTICLE VII           TERMINATION; AMENDMENT; WAIVER............................................................51

         SECTION 7.1           Termination......................................................................51

         SECTION 7.2           Effect of Termination............................................................52

         SECTION 7.3           Amendment........................................................................52

         SECTION 7.4           Extension; Waiver................................................................52

ARTICLE VIII          TAX MATTERS...............................................................................52

         SECTION 8.1           Tax Returns......................................................................52

         SECTION 8.2           Assistance and Cooperation.......................................................53

         SECTION 8.3           Contests and Payment Procedures..................................................53

ARTICLE IX            INDEMNIFICATION...........................................................................54

         SECTION 9.1           Indemnification by Sellers.......................................................54

         SECTION 9.2           Indemnification by Parent........................................................55

         SECTION 9.3           Indemnification Procedures.......................................................55

         SECTION 9.4           General Indemnification Provisions...............................................57

ARTICLE X             MISCELLANEOUS.............................................................................59

         SECTION 10.1          Survival.........................................................................59

         SECTION 10.2          Set-Off..........................................................................59

         SECTION 10.3          Expenses; Transfer Taxes.........................................................60

         SECTION 10.4          Entire Agreement; Assignment.....................................................60

         SECTION 10.5          Notices..........................................................................60

         SECTION 10.6          Governing Law; Consent to Jurisdiction; Jury Waiver..............................61

         SECTION 10.7          Enforcement......................................................................62

         SECTION 10.8          Descriptive Headings; Schedules, Interpretation..................................62

         SECTION 10.9          Parties in Interest..............................................................63

         SECTION 10.10         Severability.....................................................................63

         SECTION 10.11         Counterparts.....................................................................63

         SECTION 10.12         Sellers' Representative..........................................................63

                                                                 Cross Reference
               Term                                                 in Agreement
               -----------------------------------------------------------------
               Abstention Percentage                                      5.7(d)
               Acquired Business                                      1.9(d)(ii)
               Actual Compensation Amount                            1.9(d)(iii)
               Adjusted Company Revenue                               1.9(d)(iv)
               Adjusted Annual Expenses                                1.9(d)(v)
               Adjusted Margin                                        1.9(d)(vi)
               Affiliate                                                    3.11
               Affirmative Percentage                                     5.7(d)
               Agreement                                                Preamble
               Allocable Share                                            9.1(c)
               Annaly Factor                                         1.9(d)(vii)
               Annaly Support Expenses                              1.9(d)(viii)
               Annual Assets under Management                         1.9(d)(ix)
               Annual Expenses                                         1.9(d)(x)
               Annual Financial Statements                               1.10(a)
               Annual Period                                           1.9(d)(i)
               Applicable Percentage                                  1.9(d)(xi)
               Average Price                                         1.9(d)(xii)
               Average Shareholders' Equity                         1.9(d)(xvii)
               Basic Survival Period                                     10.1(b)
               Calculated Compensation Amount                       1.9(d)(xiii)
               Certificate                                                1.7(b)
               Certificate of Merger                                         1.3
               CFTC                                                      3.25(b)
               Client                                                 3.21(b)(i)
               Client Consents                                              5.15
               Closing                                                       1.2
               Closing Date                                                  1.2
               Closing Merger Consideration                               1.8(a)
               Closing Price                                              1.8(b)
               Code                                                     Preamble
               Company                                                  Preamble
               Company 2002 Balance Sheet                           3.3(a)(i)(B)
               Company 2002 Financial Statements                    3.3(a)(i)(B)
               Company Board                                            Preamble
               Company Common Stock                                       1.7(a)
               Company Disclosure Schedule                     Art. III Preamble
               Company Financial Statements                            3.3(a)(i)
               Company Funds                                                3.26
               Company Interim Balance Sheet                        3.3(a)(i)(A)
               Company Interim Financial Statements                 3.3(a)(i)(A)
               Company Material Adverse Effect                            3.1(b)
               Company Regulatory Approvals                               3.5(a)
               Company Securities                                            3.8
               Company Shareholder Approval                                  3.2
               Company Shareholders                                     Preamble

                                                                 Cross Reference
               Term                                                 in Agreement
               -----------------------------------------------------------------
               Company Shares                                             1.7(a)
               Contingent Merger Consideration                       1.9(d)(xiv)
               Contingent Payment Date                                1.9(d)(xv)
               Control                                               10.8(b)(ii)
               Controlled By                                         10.8(b)(ii)
               Custodian                                                 5.11(b)
               Damages                                                    9.4(e)
               Delaware Law                                             Preamble
               Demand Notice                                          5.13(a)(i)
               Earn-out Condition                                         1.9(b)
               Earn-out Statement                                        1.10(b)
               Effective Time                                                1.3
               ERISA                                                     3.23(b)
               Escrow Agent                                              1.15(a)
               Escrow Agreement                                          1.15(a)
               Escrowed Shares                                           1.15(d)
               Exchange Act                                               2.3(a)
               Exchange Agent                                            1.12(a)
               Excluded Provisions                                        9.4(a)
               Family Member                                                 3.4
               Final Order                                               1.15(b)
               First Annual Period                                     1.9(d)(i)
               First Year Carryover                                  1.9(d)(xvi)
               Form S-3                                                  5.13(a)
               Form S-4                                                   5.7(a)
               GAAP                                                   1.9(d)(iv)
               HSR Act                                                    2.3(a)
               Immediate Family                                           1.7(d)
               Implied Annaly Revenue                               1.9(d)(xvii)
               Indemnified party                                          9.3(a)
               Indemnification Threshold                                  9.4(a)
               Independent Auditors                                      1.11(a)
               Initial Escrowed Shares                                   1.15(a)
               Initiating Holders                                        5.13(a)
               Intellectual Property                                        3.18
               Investment Advisers Act                                      3.19
               Investment Company Act                                       3.19
               Investment Management Contract                        3.21(b)(ii)
               IRS                                                       3.10(a)
               Knowledge                                                 10.8(c)
               Litigation                                                   3.15
               Margin Percentage                                   1.9(d)(xviii)
               Material Contract                                            3.19
               Maximum Number                                            1.15(e)
               Merger                                                   Preamble
               Merger Consideration                                       1.7(a)
               Merger Securities                                             4.1

                                                                 Cross Reference
               Term                                                 in Agreement
               -----------------------------------------------------------------
               Merger Sub                                               Preamble
               Merger Sub Common Stock                                      1.14
               NASD                                                       2.3(a)
               Negative Percentage                                        5.7(d)
               NYSE                                                       1.8(b)
               Operating Margin Target                                    1.9(b)
               Parent                                                   Preamble
               Parent Board                                             Preamble
               Parent Closing Price                                       1.8(b)
               Parent Common Stock                                        1.8(a)
               Parent Financial Advisor                                 Preamble
               Parent Material Adverse Effect                             2.1(b)
               Parent SEC Reports                               Art. II Preamble
               Parent Securities                                             2.6
               Parent Shareholder Approval                                   2.2
               Parent Shareholders                                      Preamble
               Parent Shares                                              1.8(a)
               Parent Special Committee                                 Preamble
               Parent Special Meeting                                     5.7(c)
               Parent Stock Options                                          2.6
               Period End Price                                          1.15(e)
               Permitted Transfer                                    5.11(f)(ii)
               Permitted Withdrawals                                     1.15(c)
               Person                                               10.8(b)(iii)
               Plan                                                      3.23(b)
               Pre-Closing Period                                           5.14
               Proportional Earn-out Condition                            1.9(b)
               Proxy Statement/Prospectus                                 5.6(a)
               Record Holder                                              1.7(b)
               Registration Expenses                                     5.13(f)
               Regulatory Entity                                          2.3(a)
               Reference Date                                            5.11(a)
               REIT                                                       5.1(e)
               Release Price                                              9.4(f)
               Released Party                                           10.12(d)
               Representative                                           10.12(a)
               Retained Securities                                       1.15(b)
               Revenue Percentage                                    1.9(d)(xix)
               Revenue Target                                             1.9(b)
               Rule 144                                                      4.6
               Rule 145                                                  5.11(e)
               SEC                                              Art. II Preamble
               Second Annual Period                                    1.9(d)(i)
               Second Period Amount                                   1.9(d)(xx)
               Second Year Carryover                                 1.9(d)(xxi)
               Securities Act                                             2.3(a)
               Seller                                                   Preamble

                                                                 Cross Reference
               Term                                                 in Agreement
               -----------------------------------------------------------------
               Selling Expenses                                          5.13(f)
               Shelf Registration Statement                              5.13(a)
               SRO                                                        2.3(a)
               Surviving Corporation                                         1.1
               Tax Returns                                               3.10(d)
               Taxes                                                     3.10(d)
               Third Annual Period                                     1.9(d)(i)
               Third Period Amount                                  1.9(d)(xxii)
               Third Party Claim                                          9.3(a)
               Total Compensation Amount                           1.9(d)(xxiii)
               Transfer                                               5.11(f)(i)
               Under common control with                             10.8(b)(ii)
               Valuation Price                                            9.4(f)
               VWAP                                                 1.9(d)(xxiv)

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER, dated as of December 31, 2003 (this "Agreement"), by and among ANNALY MORTGAGE MANAGEMENT, INC., a Maryland corporation ("Parent"), FDC MERGER SUB, INC., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), FIXED INCOME DISCOUNT ADVISORY COMPANY, a Delaware corporation (the "Company") and each of the persons who are signatories hereto (hereinafter referred to individually as a "Seller" and collectively as the "Sellers").

     WHEREAS, it is proposed that Merger Sub will merge with and into the Company (the "Merger"), with the Company continuing as the surviving corporation, in accordance with the General Corporation Law of the State of Delaware ("Delaware Law"), upon the terms and subject to the conditions set forth herein;

     WHEREAS, a special committee (the "Parent Special Committee") comprised of all of the members of the Board of Directors of Parent (the "Parent Board") who are not directors, officers, employees or affiliates of the Company, has received the written opinion of Lehman Brothers Inc. (the "Parent Financial Advisor") that, based on and subject to the various assumptions and qualifications set forth in such opinion, as of the date of such opinion, the Merger Consideration (as hereinafter defined) is fair to Parent from a financial point of view;

     WHEREAS, the Parent Special Committee has determined that it is in the best interests of the shareholders of Parent (the "Parent Shareholders") (other than the Company and its affiliates) to approve this Agreement and the transactions contemplated hereby, including the Merger, and has recommended to the Parent Board that the Parent Board adopt, and recommend that the Parent Shareholders approve, this Agreement and the transactions contemplated hereby, including the Merger;

     WHEREAS, the Parent Board has determined that it is in the best interests of the Parent Shareholders to approve this Agreement and the transactions contemplated hereby, including the Merger, has determined that the Merger is advisable, and has adopted, and resolved to recommend that the Parent Shareholders approve as required by the rules of the New York Stock Exchange (the "NYSE") (with the shares of Parent Common Stock (as defined) held by the Sellers voted in direct proportion to the shares of Parent Common Stock held by the Parent Shareholders who are not Sellers) this Agreement and the transactions contemplated hereby, including the Merger, upon the terms and subject to the conditions of this Agreement;

     WHEREAS, the Board of Directors of the Company (the "Company Board") has determined that it is in the best interests of the shareholders of the Company (the "Company Shareholders") to approve this Agreement and the transactions contemplated hereby, including the Merger, has declared the Merger advisable, and has adopted, and resolved to recommend that the Company Shareholders approve, this Agreement and the transactions contemplated hereby, including the Merger, upon the terms and subject to the conditions of this Agreement;

     WHEREAS, the Company Shareholders, concurrently with the execution of this Agreement, have executed a unanimous written consent of the Company Shareholders approving this Agreement and the transactions contemplated hereby, including the Merger;

     WHEREAS, for federal income tax purposes, it is intended that the Merger will qualify as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that this Agreement will constitute a plan of reorganization under Sections 354 and 361 of the Code; and

     WHEREAS, in order to induce Parent to enter into this Agreement, certain shareholders, directors and executive officers of the Company have entered into employment agreements (which include non-competition covenants that constitute an integral part of the consideration hereunder by the Sellers);

     NOW, THEREFORE, in consideration of the promises and the representations, warranties, covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound hereby, Parent, the Company, the Sellers and Merger Sub hereby agree as follows:


                                   ARTICLE I

                                   THE MERGER

     SECTION 1.1 THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with Delaware Law, at the Effective Time (as defined), Merger Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation of the Merger (the "Surviving Corporation").

     SECTION 1.2 CLOSING. The closing of the Merger (the "Closing") will take place at the offices of Morrison & Foerster LLP, 1290 Avenue of the Americas, New York, NY, at 10:00 a.m. on a mutually agreeable date to be specified by the parties hereto, which (subject to satisfaction or waiver of all of the conditions set forth in Article VI) shall be no later than the second business day after satisfaction or waiver of the conditions set forth in Section 6.1(a) and Section 6.1(b) (the "Closing Date"), unless otherwise agreed in writing by the parties hereto.

     SECTION 1.3 EFFECTIVE TIME. As promptly as practicable after the satisfaction or, if permissible, waiver of the conditions set forth in Article VI, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware, in such form as is required by, and executed in accordance with, the relevant provisions of Delaware Law (the date and time of such filing being the "Effective Time").

     SECTION 1.4 EFFECTS OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving

Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of the Company and Merger Sub shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

     SECTION 1.5 ARTICLES AND BY-LAWS. As of the Effective Time, the Certificate of Incorporation and By-Laws of the Company, in each case as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation and By-Laws of the Surviving Corporation.

     SECTION 1.6 BOARD AND OFFICERS OF THE SURVIVING CORPORATION. The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation following the Merger, each to hold office until the earlier of such person's resignation or removal or until a successor is duly elected and qualified, as the case may be. The officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation following the Merger, each to hold office until the earlier of such person's resignation or removal or until a successor is duly elected and qualified, as the case may be.

     SECTION 1.7 MERGER CONSIDERATION; CONVERSION OF SHARES; CANCELLATION OF SHARES. (a) Each share of common stock of the Company (the "Company Common Stock" or "Company Shares") issued and outstanding immediately prior to the Effective Time shall be canceled, and shall by virtue of the Merger and without any action on the part of the holder thereof, be converted automatically into the right to receive the Closing Merger Consideration and the Contingent Merger Consideration (collectively, the "Merger Consideration") subject to and upon the terms and conditions provided herein.

          (b) At the Effective Time, all shares of the Company Common Stock converted pursuant to Section 1.7(a) shall automatically be canceled and retired and cease to exist, and each holder of a certificate ("Certificate") representing any such shares of Company Common Stock (each, a "Record Holder") shall cease to have any rights with respect thereto, except the right to receive the Closing Merger Consideration in accordance with Section 1.8 and the Contingent Merger Consideration in accordance with Section 1.9.

          (c) Each share of common stock, without par value per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $.01, of the Surviving Corporation.

          (d) The right of a Record Holder to receive the Closing Merger Consideration in accordance with Section 1.8 and the Contingent Merger Consideration (if any) in accordance with Section 1.9 may not be transferred or assigned except consistent with applicable law and (i)by operation of law, (ii) by will or the laws of descent or distribution, (iii) to the Record Holder's spouse, parent, descendents or siblings (collectively, the "Immediate Family"),
(iv) to a trust, the sole beneficiaries of which are the Record Holder and/or the Record Holder's Immediate Family, (v) to an entity wholly owned by the Record Holder and/or the Record Holder's Immediate Family, (vi) to Parent or
(vii) upon dissolution of an entity to its beneficial owners. Permitted transfers will be recognized by Parent only upon receipt of written notice and such documents as Parent may require, including, without limitation, such transferee's agreement to be bound by the terms and conditions of this Agreement. Until such recognition, Parent may treat the party recorded on its books as a Record Holder as the absolute owner of the right to receive the Closing Merger Consideration and the Contingent Merger Consideration (if any).

     SECTION 1.8 CLOSING MERGER CONSIDERATION. (a) For each share of Company Common Stock canceled pursuant to Section 1.7(a), the Record Holder thereof shall be entitled to receive a number of validly issued, fully paid and nonassessable shares of common stock of the Parent (the "Parent Common Stock" or "Parent Shares") equal to (i) $40,500,000 divided by (ii) the Parent Closing Price (as defined) divided by (iii) the number of shares of Company Common Stock canceled pursuant to Section 1.7(a) (subject to further adjustment (if any) required pursuant to Section 1.13(a)) (the "Closing Merger Consideration").

          (b) As used in this Agreement, (i) the "Parent Closing Price" shall equal the Closing Price of Parent Common Stock for the trading day prior to January 2, 2004, and (ii) the "Closing Price" of Parent Common Stock on any trading day shall mean the closing price per share of the Parent Common Stock on the NYSE (as reported on the NYSE Composite Tape).

          (c) The issuance and delivery to a Record Holder of the Closing Merger Consideration is subject to compliance with the exchange procedures set forth in
Section 1.12.

     SECTION 1.9 CONTINGENT MERGER CONSIDERATION. (a) For each share of Company Common Stock canceled pursuant to Section 1.7(a), the Record Holder thereof shall be entitled to receive, on each Contingent Payment Date, the Contingent Merger Consideration (if any) that is payable with respect to the Annual Period immediately preceding such Contingent Payment Date; subject, however, to Parent's obligation to make payment of any Contingent Merger Consideration at the time and to the extent required pursuant to Sections 1.11(c) and (d) below.

          (b) Schedule 1.9(b) sets forth, for each Annual Period, a "Revenue Target" and an "Operating Margin Target." For each Annual Period, the condition (the "Earn-out Condition") to the full amount of the Contingent Merger Consideration becoming due is that (i) the Adjusted Company Revenue for such Annual Period equal or exceed the Revenue Target for such Annual Period and (ii) the Adjusted Margin for such Annual Period equal or exceed the Operating Margin Target for such Annual Period. For any Annual Period, the Earn-out Condition will be deemed not to have been satisfied if either the applicable Revenue Target in clause (i) or Operating Margin Target in clause (ii) of the immediately preceding sentence has not been equaled or exceeded. For each Annual Period, the condition (the "Proportional Earn-out Condition") to a portion of the Contingent Merger Consideration becoming due is that the Applicable Percentage (as defined below) for such Annual Period equals or exceeds 0.8.

          (c) The issuance and delivery to a Record Holder of the Contingent Merger Consideration is subject to compliance with the exchange procedures set forth in Section 1.12.

          (d) For the purpose of determining the Contingent Merger Consideration (if any), the following terms shall have the meanings assigned to them in this
Section 1.9:

               (i) The "First Annual Period" means the 12 month period ending December 31, 2004; the "Second Annual Period" means the 12 month period ending

December 31, 2005; and the "Third Annual Period" means the 12 month period ending December 31, 2006. "Annual Period" shall refer to any of the foregoing periods as the context may require and "Annual Periods" shall refer collectively to all three such periods.

               (ii) "Acquired Business" means any new investment advisory account relationships, asset management relationships, managed accounts or similar investment management service relationships that the Surviving Corporation acquires after the Effective Time and for which it pays any form of consideration to a third party, including, without limitation, any cash or cash equivalents or other marketable securities, any equity interests or carried interests, any assumption of debt or provision of credit support, any finders' fees, any compensation arrangements or anything else of value that constitutes consideration to such third party for the transfer of such account or other relationships to the Surviving Corporation or any of its subsidiaries; provided, however, that any investment advisory account relationship, asset management relationship, managed account or similar investment management service relationship or other account relationship acquired by the Surviving Corporation after the Effective Time as a result of its marketing activities, the marketing activities of its agents or distributors (which may be entitled to receive a portion of any management or other fees generated by such relationship) or otherwise, and which does not involve an up-front payment of consideration to a third party not exceeding $200,000 (excluding reimbursement of out-of-pocket costs and expenses) shall not constitute an Acquired Business.

               (iii) "Actual Compensation Amount" means, with respect to any Annual Period, an amount equal to the actual amount of compensation, salaries, bonus payments and employee benefit expenses paid to or accrued for the benefit of employees of the Surviving Corporation during such Annual Period; provided that the Actual Compensation Amount shall not include any compensation, salaries, bonus payments and employee benefit expenses directly attributable to any Acquired Business.

               (iv) "Adjusted Company Revenue" means, with respect to any Annual Period, the aggregate amount of revenue earned by the Surviving Corporation during such Annual Period in accordance with generally accepted accounting principles ("GAAP"), as consistently applied by the Surviving Corporation less an amount equal to the Implied Annaly Revenue for such Annual Period; provided that Adjusted Company Revenue shall not include any revenues of the Surviving Corporation that are attributable to any Acquired Business unless the inclusion of revenues attributable to a particular Acquired Business is approved by a majority of the members of the Parent Board who are not Sellers or officers or employees of the Surviving Corporation, which approval may be conditional on the Representative's agreement (on behalf of the Sellers) to one or more adjustments as such members may propose to the Revenue Targets, Operating Margin Targets and/or other terms and conditions of this Section 1.9.

               (v) "Adjusted Annual Expenses" means, with respect to an Annual Period, the Annual Expenses for such Annual Period, minus the Annaly Support Expenses for such Annual Period.

               (vi) "Adjusted Margin" means, with respect to an Annual Period, a decimal amount (expressed as a percentage) equal to (i) the Adjusted Company Revenue for such

Annual Period minus the Adjusted Annual Expenses for such Annual Period, divided by (ii) the Adjusted Company Revenue for such Annual Period.

               (vii) "Annaly Factor" means, with respect to an Annual Period,
(i) the Implied Annaly Revenue for such Annual Period divided by (ii) the sum of the Adjusted Company Revenue for such Annual Period and the Implied Annaly Revenues for such Annual Period.

               (viii) "Annaly Support Expenses" means, with respect to an Annual Period, (i) the Annual Expenses multiplied by (ii) the Annaly Factor.

               (ix) "Annual Assets under Management" means, with respect to an Annual Period, the sum of the total assets (excluding plant, property and equipment and other similar non-investment assets) at Parent as at the end of its fiscal quarters as reported in its quarterly financial reports included in its Form 10-Q's filed for the first three fiscal quarters of such Annual Period and as at the end of its fiscal year as reported in its annual financial reports included in its Form 10-K filed for such Annual Period, divided by 4.

               (x) "Annual Expenses" means, with respect to any Annual Period, all expenses incurred by the Surviving Corporation during such Annual Period in accordance with GAAP as consistently applied by the Surviving Corporation, provided that (A) Annual Expenses shall not include: (x) any professional fees and expenses incurred in connection with the consummation of the Merger contemplated hereby, (y) any operating expenses directly attributable to an Acquired Business, and (z) any provision for federal, state or city income taxes (or similar taxes based on the Surviving Corporation's net income); and (B) the aggregate amount of compensation expenses included in Annual Expenses shall not exceed the Total Compensation Amount for such Annual Period.

               (xi) "Applicable Percentage" means, with respect to an Annual Period, the percentage (expressed as a decimal) equal to the product of (i) the Revenue Percentage for such Annual Period and (ii) the Margin Percentage for such Annual Period.

               (xii) "Average Price" for an Annual Period means the average of the VWAPs of Parent Common Stock for the first 20 consecutive trading days following the end of such Annual Period.

               (xiii) "Calculated Compensation Amount" means, with respect to any Annual Period, an amount equal to the sum of (i) 0.5 multiplied by the Adjusted Company Revenue for such Annual Period and (ii) 0.45 multiplied by the Implied Annaly Revenue for such Annual Period.

               (xiv) "Contingent Merger Consideration" means:

                    (A) with respect to the First Annual Period, (i) if the Earn-out Condition for such Annual Period has been satisfied, a number of fully paid and nonassessable shares of Parent Common Stock equal to (x) $22,770,000 divided by
                    (y) the Average Price for the First Annual Period divided by
                    (z) the number of shares of Company Common Stock canceled pursuant to Section 1.7(a) (subject to further adjustment (if any) required pursuant to Section 1.13(b)); and (ii) if the Earn-out Condition for the First Annual Period has not been satisfied, but the Proportional Earn-out Condition for such Annual Period has been satisfied, a number of fully paid and nonassessable shares of Parent Common Stock equal to (w) $22,770,000 multiplied by (x) the Applicable Percentage divided by (y) the Average Price for the First Annual Period divided by (z) the number of shares of Company Common Stock canceled pursuant to Section 1.7(a) (subject to further adjustment (if any) required pursuant to Section 1.13(b)), and (iii) if neither the Earn-out Condition nor the Proportional Earn-out Condition for the First Annual Period has been satisfied, zero;

                    (B) with respect to the Second Annual Period, (i) if the Earn-out Condition for the Second Annual Period has been satisfied, a number of fully paid and nonassessable shares of Parent Common Stock equal to (x) the Second Period Amount divided by (y) the Average Price for the Second Annual Period divided by (z) the number of shares of Company Common Stock canceled pursuant to Section 1.7(a) (subject to further adjustment (if any) required pursuant to Section 1.13(b)), (ii) if the Earn-out Condition for the Second Annual Period has not been satisfied, but the Proportional Earn-out Condition for such Annual Period has been satisfied, a number of fully paid and nonassessable shares of Parent Common Stock equal to (w) the Second Period Amount multiplied by (x) the Applicable Percentage divided by (y) the Average Price for the Second Annual Period divided by
                    (z) the number of shares of Company Common Stock canceled pursuant to Section 1.7(a) (subject to further adjustment (if any) required pursuant to Section 1.13(b)), and (iii) if neither the Earn-out Condition nor the Proportional Earn-out Condition for the Second Annual Period has been satisfied, zero; and

                    (C) with respect to the Third Annual Period, (i) if the Earn-out Condition for the Third Annual Period has been satisfied, a number of fully paid and nonassessable shares of Parent Common Stock equal to (x) the Third Period Amount divided by (y) the Average Price for the Third Annual Period divided by (z) the number of shares of Company Common Stock canceled pursuant to Section 1.7(a) (subject to further adjustment (if any) required pursuant to Section 1.13(b)),
                    (ii) if the Earn-out Condition for the Third Annual Period has not been satisfied, but the Proportional Earn-out Condition for such Annual Period has been satisfied, a number of fully paid and nonassessable shares of Parent Common Stock equal to (w) the Third Period Amount multiplied by (x) the Applicable Percentage divided by (y) the Average Price for the Third Annual Period divided by (z) the number of shares of Company Common Stock canceled pursuant to
                    Section 1.7(a) (subject to further adjustment (if any) required pursuant to Section 1.13(b)), and

                    (iii) if neither the Earn-out Condition nor the Proportional Earn-out Condition for the Third Annual Period has been satisfied, zero.

               (xv) "Contingent Payment Date" means, with respect to an Annual Period, three business days after Parent's delivery of the Earn-out Statement (as defined below) for such Annual Period.

               (xvi) "First Year Carryover" means the amount (if any) by which
(i) $22,770,000 exceeds (ii) the product of $22,770,000 and the Applicable Percentage for the First Annual Period.

               (xvii) "Implied Annaly Revenue" means, for any Annual Period, the product of (i) .00125 (12.5 basis points) and (ii) the greater of (A) Average Assets under Management at the Parent for such Annual Period and (B) ten (10) times the Average Shareholders' Equity for such Annual Period. The parties acknowledge that the only circumstances under which it is expected that clause
(B) of this definition might exceed clause (A) of this definition is where Parent has reduced its leverage and that any such reduction, should it occur, shall be effected by Parent in the ordinary course of its business in a manner consistent with its past practices or at a level below the specified guidelines of the Parent with notice provided to the Parent Board. For purposes of this definition, "Average Shareholders' Equity" means, for an Annual Period, the sum of the Parent's Shareholders' Equity as reported in its quarterly financial reports included in its Form 10-Q's filed for the first three fiscal quarters of such Annual Period and in its annual financial reports included in its Form 10-K filed for such Annual Period, divided by four (4).

               (xviii) "Margin Percentage" means, with respect an Annual Period, the lesser of (i) 1.00 and (ii) the percentage (expressed as a decimal) that the Adjusted Margin for such Annual Period represents of the Operating Margin Target for such Annual Period.

               (xix) "Revenue Percentage" means, with respect to an Annual Period, the lesser of (i) 1.00 and (ii) the percentage (expressed as a decimal) that the Adjusted Company Revenue for such Annual Period represents of the Revenue Target for such Annual Period.

               (xx) "Second Period Amount" means (i) $13,365,000 if the Earn-out Condition has been satisfied in the First Annual Period, (ii) $36,135,000 if neither the Earn-out Condition nor the Proportional Earn-out Condition has not been satisfied in the First Annual Period and (iii) the sum of (x) $13,365,000 and (y) the First Year Carryover, if the Earn-out Condition has not been satisfied in the First Annual Period, but the Proportional Earn-out Condition has been satisfied in the First Annual Period.

               (xxi) "Second Year Carryover" means the amount (if any) by which
(i) the Second Period Amount exceeds (ii) the product of the Second Period Amount and the Applicable Percentage for the Second Annual Period.

               (xxii) "Third Period Amount" means (i) $13,365,000 if the Earn-out Condition has been satisfied in the Second Annual Period; (ii) $26,730,000 if the Earn-out Condition has been satisfied in the First Annual Period and neither the Earn-out Condition nor the Proportional Earn-out Condition has been satisfied in the Second Annual Period; (iii)

$49,500,000 if the Earn-out Condition has not been satisfied in both the First Annual Period and the Second Annual Period and the Proportional Earn-out Condition has not been satisfied in both the First Annual Period and the Second Annual Period; (iv) the sum of (x) $26,730,000 and (y) the First Year Carryover, if the Earn-out Condition is not satisfied in the First Annual Period, but the Proportional Earn-out Condition has been satisfied in the First Annual Period and neither the Earn-out Condition nor the Proportional Earn-out Condition has been satisfied in the Second Annual Period and (v) the sum of (x) $13,365,000 and (y) the Second Year Carryover, if the Earn-out Condition has not been satisfied in the Second Annual Period, but the Proportional Earn-out Condition has been satisfied in the Second Annual Period.

               (xxiii) "Total Compensation Amount" means, with respect to any Annual Period, an amount equal to the lesser of (i) the Actual Compensation Amount and (ii) the Calculated Compensation Amount.

               (xxiv) "VWAP" of Parent Common Stock on any trading day shall mean the volume weighted average price of the Parent Common Stock as reported by Bloomberg LP for such trading day.

          (e) OPERATION OF SURVIVING CORPORATION. Until the end of the Third Annual Period, Parent will cause the Surviving Corporation to be operated as a separate business unit which shall conduct its business so that the investment management fees arising out of its business are separated from all other fees earned by Parent and its other subsidiaries or to maintain separate financial records and books of account so as to enable the Surviving Corporation to have a record of the investment management, consulting or other revenues and fees arising out of its business that is separate from all other fees earned by Parent and its other subsidiaries. Notwithstanding anything contained herein to the contrary, until the end of the Third Annual Period Parent shall cause the business of the Surviving Corporation in all material respects to be operated in its ordinary course of business, consistent with past practices of the Company, unless the Representative shall have consented in writing to any operations that do not comply with the foregoing; provided that Parent will not be required to obtain any such consent from the Representative with respect to any such operations at any time that the Representative no longer represents Sellers having an aggregate Allocable Share equal to at least 75%.

     SECTION 1.10 INITIAL DETERMINATION OF ADJUSTED REVENUE AND ADJUSTED MARGIN.
(a) For each Annual Period, Parent will prepare, and have audited and certified by its independent accountants, an income statement and balance sheet for the Surviving Corporation (the "Annual Financial Statements"), which Annual Financial Statements shall be prepared in accordance with GAAP, as consistently applied by Parent.

          (b) For each Annual Period, Parent shall prepare a statement of the Contingent Merger Consideration (the "Earn-out Statement") in which it shall set forth its determination of Adjusted Company Revenue and Adjusted Margin for such Annual Period. It is agreed that, for purposes of this Agreement, the determination of Adjusted Company Revenue and Adjusted Margin shall be derived from the Annual Financial Statements and the financial books and records of the Surviving Corporation, Parent and its affiliates (including the work papers of Parent's independent accountants) to the extent necessary to determine all appropriate adjustments and eliminations; provided, however, that for purposes of any calculation or determination of Adjusted Company Revenue or Adjusted Margin, GAAP as in effect as of the Effective Date and as consistently applied by the Company will be applied.

     SECTION 1.11 FINAL DETERMINATION OF CONTINGENT MERGER CONSIDERATION. (a) On or prior to 60 days after the end of an Annual Period, Parent shall deliver to the Representative (as defined below) the Earn-out Statement setting forth Parent's determination of the Adjusted Company Revenue and the Adjusted Margin of the Surviving Corporation for the Annual Period, together with a calculation of the Contingent Merger Consideration (if any) due for such Annual Period. If the Record Holders do not agree that the Earn-out Statement correctly states the Adjusted Company Revenue or the Adjusted Margin for the Annual Period, or properly calculates the Contingent Merger Consideration, the Representative shall promptly (but not later than 30 days after the delivery of the Earn-out Statement) give written notice to Parent of any exceptions thereto (in reasonable detail describing the nature of the disagreement asserted). If the Representative and Parent reconcile their differences in writing within 30 days after written notice of any exceptions is delivered to Parent, the Earn-out Statement shall be adjusted accordingly and shall thereupon become binding, final and conclusive upon all of the parties hereto and enforceable in a court of law. If the Representative and Parent are unable to reconcile their differences in writing within 30 days after written notice of any exceptions is delivered to Parent, the items in dispute shall be submitted to the New York City office of a mutually-acceptable accounting firm selected from among the four largest accounting firms in the United States in terms of gross revenues (the "Independent Auditors") for final determination, and the Earn-out Statement shall be deemed adjusted in accordance with the findings of the Independent Auditors and shall become final and conclusive upon all of the parties hereto and enforceable in a court of law. The Independent Auditors shall consider only the items in dispute and shall be instructed to act within 20 days (or such longer period as the Representative and Parent may agree) to resolve all items in dispute. If the Representative does not give notice of any exception within 30 days after the delivery of the Earn-out Statement, or if the Representative gives written notification of the Company Shareholders' acceptance of the Earn-out Statement prior to the end of such 30 day period, the amounts set forth in the Earn-out Statement shall thereupon become binding, final and conclusive upon all of the parties hereto and enforceable in a court of law. For purposes of this Section 1.11, the members of the Parent Board and the Audit Committee of the Parent Board who are not Sellers or officers or employees of the Surviving Corporation shall take all action on behalf of Parent.

          (b) The books and records of the Surviving Corporation and Parent shall be made available during normal business hours upon reasonable advance notice at the principal office of the Surviving Corporation or Parent, whichever is applicable, (x) to the parties hereto, with respect to the Surviving Corporation, (y) to the Representative and its advisors, with respect to Parent and (z) with respect to the Surviving Corporation and Parent, to the Independent Auditors to the extent required to make or review the calculations required under Section 1.11(a). The parties hereto shall cause the Surviving Corporation and Parent to make arrangements to make available to the Independent Auditors and the Representative any back-up materials generated by the Surviving Corporation, Parent and/or their respective representatives in preparing the Earn-out Statement and/or to support a position which is contrary to the decision taken by the other party with respect to the Earn-out Statement.

          (c) If the resolution of any such dispute under Section 11.1(a) results in any

Contingent Merger Consideration becoming due that would not otherwise have been due based on the Earn-out Statement as originally presented by Parent, then Parent shall pay such Contingent Merger Consideration no later than three business days after the date on which such dispute has been resolved pursuant to
Section 11.1(a).

          (d) If, with respect to any Annual Period, Parent fails to deliver the Earn-out Statement within the 60 day period specified in Section 1.11(a) above, the Representative gives written notice to the Parent of such failure and such failure remains unremedied until the fifteenth day following Parent's receipt of such notice, then Parent shall be obligated to pay to the Sellers the amount of Contingent Merger Consideration that would have been due had the Earn-out Condition with respect to such Annual Period been satisfied; provided that if such Earn-out Statement is delivered within 90 days after such fifteenth day, then the parties shall apply Section 1.11(a) to reach a final determination of the Contingent Merger Consideration for such Annual Period and if the amount so determined is less than the amount theretofore paid pursuant to this Section 1.11(d), each of the Sellers shall be obligated to return to Parent promptly following Parent's written demand to the Representative the portion of the Contingent Merger Consideration that such Seller received in excess of the amount so determined.

     SECTION 1.12 EXCHANGE PROCEDURES. (a) Prior to the Effective Time, Parent shall appoint a commercial bank or trust company reasonably satisfactory to the Company to act as exchange agent in the Merger (the "Exchange Agent"). At or prior to the Effective Time, Parent shall deposit with the Exchange Agent, in trust for the benefit of the Record Holders, the Closing Merger Consideration issuable pursuant to Section 1.8 in exchange for outstanding shares of Company Common Stock in the Merger pursuant to Section 1.8. Parent agrees to make available to the Exchange Agent from time to time, as needed, cash sufficient to pay cash in lieu of fractional shares pursuant to Section 1.12(g) and any dividends and other distributions pursuant to Section 1.12(f).

          (b) At the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of the Company Common Stock on the records of the Company. From and after the Effective Time, the Record Holders of Certificates representing ownership of the Company Common Stock outstanding immediately prior to the Effective Time shall cease to have rights with respect to such Company Common Stock, except as otherwise provided for herein. The shares of Parent Common Stock issuable in the Merger shall be deemed to have been issued at the Effective Time. On or after the Effective Time, any Certificates presented to the Exchange Agent or Parent for any reason shall be converted into the applicable Closing Merger Consideration with respect to the shares of Company Common Stock formerly represented thereby, any cash in lieu of fractional shares of Parent Common Stock to which the holders thereof are entitled pursuant to
Section 1.12(g) and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 1.12(f) without interest.

          (c) As soon as reasonably practicable after the Effective Time, Parent and the Surviving Corporation shall cause the Exchange Agent to mail to each Record Holder of a Certificate (i) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent, and which letter shall be in such form and have such other provisions as Parent may reasonably specify, and (ii) instructions for effecting the surrender of such Certificates in exchange for the Closing Merger Consideration. Upon surrender of a Certificate to the Exchange Agent together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor (A) shares of Parent Common Stock representing, in the aggregate, the whole number of shares that such holder has the right to receive pursuant to Section 1.8, and
(B) a check in the amount equal to the cash that such holder has the right to receive pursuant to the provisions of this Article I, including cash in lieu of any fractional shares of applicable Parent Common Stock pursuant to Section 1.12(g) and any dividends or other distributions pursuant to Section 1.12(f) (after giving effect to any required tax withholdings from cash payments), and in each case the Certificate so surrendered shall forthwith be canceled. No interest will be paid or will accrue on any cash payable pursuant to this
Article I, including cash payable pursuant to Section 1.12(f) or Section
1.12(g).

          (d) A Record Holder is not entitled to receive Contingent Merger Consideration (if any) until he or she exchanges his or her Certificates in accordance with Section 1.12(c) or otherwise complies with Section 1.12(e).

          (e) If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and the agreement by such Person to provide an indemnity against any claim that may be made against Parent, any of its affiliates, the Surviving Corporation or the Exchange Agent with respect to such Certificate, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed Certificate the applicable Closing Merger Consideration with respect to the shares of Company Common Stock formerly represented thereby, any cash in lieu of fractional shares of Parent Common Stock, and unpaid dividends and distributions on shares of Parent Common Stock deliverable in respect thereof, pursuant to this Agreement.

          (f) No dividends or other distributions declared or made with respect to shares of Parent Common Stock with a record date after the Effective Time shall be paid to the Record Holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock that such holder would be entitled to receive upon surrender of such Certificate and no cash payment in lieu of fractional shares of Parent Common Stock shall be paid to any such Record Holder pursuant to Section 1.12(g) until such Record Holder shall surrender such Certificate in accordance with this Section 1.12. Subject to the effect of applicable Laws, following surrender of any such Certificate, there shall be paid to such Record Holder of shares of Parent Common Stock issuable in exchange therefor, without interest, (a) promptly after the time of such surrender, the amount of any cash payable in lieu of fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 1.12(g) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock, and
(b) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such shares of Parent Common Stock.

          (g) (i) No certificates or scrip or shares of Parent Common Stock representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates and such fractional share interests will not entitle the owner thereof to vote or to have any rights of a stockholder of Parent or a holder of shares of Parent Common Stock.

               (ii) Notwithstanding any other provision of this Agreement, each Record Holder who would otherwise have been entitled to receive, as part of the Merger Consideration, a fraction of a share of Parent Common Stock shall receive from Parent, in lieu thereof, cash (without interest) in an amount equal to the product of (i) such fractional part of a share of Parent Common Stock multiplied by (ii) (A) in the case of the Closing Merger Consideration, the Parent Closing Price and (B) in the case of any Contingent Merger Consideration, the Average Price for such Contingent Merger Consideration.

          (h) None of Parent, Merger Sub, the Company, the Surviving Corporation or the Exchange Agent shall be liable to any Person in respect of any Closing Merger Consideration or Contingent Merger Consideration, any dividends or distributions with respect thereto or any cash in lieu of fractional shares of applicable Parent Common Stock, in each case delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any Certificate shall not have been surrendered prior to six months after the Effective Time (or immediately prior to such earlier date on which any Closing Merger Consideration, any dividends or distributions payable to the holder of such Certificate or any cash payable in lieu of fractional shares of Parent Common Stock pursuant to this Article I, would otherwise escheat to or become the property of any public official pursuant to any applicable abandoned property, escheat or similar law), any such Closing Merger Consideration, dividends or distributions in respect thereof or such cash, to the extent permitted by applicable law, shall be delivered to Parent, upon demand, and any holders of Company Common Stock who have not theretofore complied with the provisions of this Article I shall thereafter look only to Parent as general creditor thereof for satisfaction of their claims for the payment of such Closing Merger Consideration, dividends or distributions in respect thereof or such cash (without any interest thereon).

          (i) The Exchange Agent or the Surviving Corporation shall be entitled to deduct and withhold from the Closing Merger Consideration and the Contingent Merger Consideration (if any) otherwise payable pursuant to Sections 1.8(a) and 1.9(a) of this Agreement to any Record Holder such amounts as the Exchange Agent or Merger Sub is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Exchange Agent or the Surviving Corporation, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Record Holder in respect of which such deduction and withholding was made by the Exchange Agent or the Surviving Corporation.

          (j) No dissenters' or appraisal rights shall be available with respect to the Merger.

     SECTION 1.13 CERTAIN ADJUSTMENTS. (a) In the event that, subsequent to the date of this Agreement but prior to the Effective Time, the shares of Parent Common Stock issued and outstanding shall, through a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the capitalization of Parent, increase or decrease in number or be changed into or exchanged for a different kind or number of securities, then an appropriate and proportionate adjustment shall be made to the Parent Closing Price used to calculate the Closing Merger Consideration.

          (b) For the purposes of determining the Contingent Merger Consideration for any Annual Period, if the shares of Parent Common Stock issued and outstanding shall, through a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the capitalization of Parent, increase or decrease in number or be changed into or exchanged for a different kind or number of securities,
(i) during the period of 20 trading days used to calculate the Average Price with respect to such Annual Period, then an appropriate and proportionate adjustment shall be made to the VWAPs of Parent Common Stock for each trading day in such period occurring prior to the effectiveness of such increase or decrease and such adjusted VWAPs shall, together with the VWAPs for the days in such period, be used to calculate the Average Price with respect to such Contingent Merger Consideration, and (ii) following the period of 20 trading days used to calculate the Average Price with respect to such Annual Period but prior to the Contingent Payment Date for such Contingent Merger Consideration, then an appropriate and proportionate adjustment shall be made to the Average Price used to calculate the Contingent Merger Consideration for such Annual Period.

     SECTION 1.14 REIT PROVISIONS. Parent shall maintain ownership of 100% of the common stock of Merger Sub (the "Merger Sub Common Stock") and any other equity securities of Merger Sub at all times prior to the Effective Time. Parent shall make an election as provided in Section 856(l)(1) of the Code, together with the Surviving Corporation, to treat the Surviving Corporation as a "taxable REIT subsidiary" immediately following the Effective Time.

     SECTION 1.15 ESCROW. (a) The parties agree that all Merger Securities that are paid as part of the Closing Merger Consideration and all Merger Securities that are paid as part of the Contingent Merger Consideration at any time during the Basic Survival Period (all such Merger Securities being collectively referred to as the "Initial Escrowed Shares") shall be deposited with an escrow agent (the "Escrow Agent") selected by and mutually acceptable to the parties and shall be held and distributed by such Escrow Agent pursuant to the terms of a mutually acceptable escrow agreement among Parent, the Representative and the Escrow Agent (the "Escrow Agreement").

          (b) The parties agree that the Escrow Agreement shall provide that (i) the Merger Securities held hereunder may be released to the Sellers for Permitted Withdrawals (as defined below); (ii) all Merger Securities other than Retained Securities (as defined below) held in escrow at the end of the Basic Survival Period shall be released and transferred to the Custodian referred to in Section 5.11 below; and (iii) from time to time during the Basic Survival Period the Parent may, in connection with any indemnification claims made by it in good faith under Section 9.1, designate all or any portion of the Merger Securities then held in escrow as "Retained Securities" by giving written notice to the Escrow Agent and the Representative along with a reasonable description of the facts or events giving rise to the claim; provided that the aggregate number of Retained Securities as of the end of the Basic Survival Period shall not exceed the Maximum Number (as defined below). The Escrow Agreement shall further provide that Retained Securities shall continue to be held in escrow until the earlier of (i) mutual written agreement of the Representative and the Parent and (ii) a release of the Retained Securities pursuant to a final, non-appealable order of a court of competent jurisdiction (a "Final Order") but only to the extent of such Damages claimed by Parent; provided, that promptly following any Final Order delivered after the expiration of the Basic Survival Period and the payment of the portion of the Returned Securities applicable to such Final Order to Parent, any remaining Retained Securities that have not been designated for any other pending claim shall be released to Sellers. The Escrow Agreement shall further provide that (i) Parent shall disburse (or cause to be disbursed) to each Seller with respect to the Merger Securities held under the Escrow Agreement all cash dividends payable with respect thereto (other than cash dividends that constitute a dividend or other distribution paid in the event of a dissolution, liquidation or winding up of Parent or a return of capital and such cash dividends shall not be retained in escrow or be subject to the Escrow Agreement), and (ii) any securities or cash received (other than cash dividends that do not constitute a dividend or other distribution paid in the event of a dissolution, liquidation or winding up of Parent or a return of capital) as the result of ownership of the Merger Securities, including, but not by way of limitation, warrants, options and securities received as a stock dividend, stock split or combination, or as a result of a recapitalization, reorganization, exchange, substitution or other similar change in Parent's capital structure, shall be retained in escrow in the same manner and subject to the same conditions and restrictions as the Merger Securities with respect to which they were issued. For so long as any Escrowed Shares are held in escrow, the Sellers shall be the record and beneficial owners of such shares, and will have the right to vote or not vote such shares.

          (c) As used in this Agreement, "Permitted Withdrawals" mean withdrawals of Merger Securities (i) to the extent necessary to generate proceeds to cover any Tax obligations of a Seller for imputed interest on the Contingent Merger Consideration, or (ii) made with the approval of a majority of the members of the Parent Board who are not Sellers or officers or employees of the Surviving Corporation.

          (d) As used in this Agreement, "Escrowed Shares" means, at any time, the portion of the Initial Escrowed Shares that remains on deposit with the Escrow Agent pursuant to the Escrow Agreement.

          (e) As used in this Agreement, the "Maximum Number" means the number of Merger Shares that, when multiplied by the Period End Price, results in an amount equal to (or not exceeding by more than the Period End Price) 150% of the aggregate amount of Damages that have been claimed by Parent in accordance with
Article IX prior to, and remain outstanding as of, the end of the Basic Survival Period; and "Period End Price" means the VWAP of the Parent Common Stock on the last day of the Basic Survival Period (or if such day is not a trading day for Parent Common Stock, then on the first day prior thereto that is such a trading day).


                                   ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF PARENT

     Except as set forth in the forms, reports and documents filed by Parent with the Securities and Exchange Commission (the "SEC") since January 1, 2002 (the "Parent SEC Reports"),

Parent represents and warrants to the Company and the Sellers as follows, in each case as of the date of this Agreement, unless otherwise set forth herein or in the Parent SEC Reports:

     SECTION 2.1 ORGANIZATION AND QUALIFICATION OF PARENT. (a) Parent and each of its subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has all requisite corporate or other power, as the case may be, and authority to own, lease and operate its properties and to carry on its businesses as now being conducted.

          (b) Each of Parent and its subsidiaries is duly qualified or licensed and in good standing (with respect to jurisdictions which recognize such concept) to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. The term "Parent Material Adverse Effect" means any change or effect that individually or in the aggregate is or would reasonably be expected to be materially adverse to (i) the business, results of operations or financial condition of Parent and its subsidiaries, taken as a whole, other than any change or effect arising out of a decline or deterioration in the economy in general or the industry in which Parent and its subsidiaries operate, or (ii) the ability of Parent to consummate the transactions contemplated hereby without material delay.

     SECTION 2.2 CORPORATE AUTHORIZATION. Parent has all necessary corporate power and authority to execute and deliver this Agreement and, subject, in the case of the Merger, to the approval by the Parent Shareholders and the satisfaction of any other conditions set forth in this Agreement, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Parent Board (based on the unanimous recommendation of the Parent Special Committee), and no other corporate proceedings on the part of either of them is necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than, with respect to the Merger, the approval and adoption of this Agreement by Parent Shareholders as required by the rules of the NYSE at the Parent Special Meeting (as defined) (with the shares of Parent Common Stock held by the Sellers voted in direct proportion to the shares of Parent Common Stock held by the Parent Shareholders who are not Sellers) (the "Parent Shareholder Approval") prior to the consummation of the Merger in accordance with Delaware Law). This Agreement has been duly and validly executed and delivered by Parent and, assuming the due authorization, execution and delivery hereof by each of the Company, Merger Sub and the Sellers, constitutes the valid, legal and binding agreement of Parent, enforceable against Parent in accordance with its terms.

     SECTION 2.3 CONSENTS AND APPROVALS; NO VIOLATIONS. (a) Except for such filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Securities Act of 1933, as amended (the "Securities Act"), the Exchange Act of 1934, as amended (the "Exchange Act"), the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the rules and regulations of NYSE, state securities or "blue sky" laws and the filing and recordation of the Certificate of Merger as required by Delaware and such other filings, permits, authorizations, consents and approvals the failure of which to be obtained or made would not, in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, no filing or registration with or notice to, and no permit, authorization, consent or approval of, any court or tribunal of competent jurisdiction in any jurisdiction or any foreign, federal, state or municipal governmental, regulatory or other administrative agency, department, commission, board, bureau, political subdivision or other authority or instrumentality including the National Association of Securities Dealers, Inc. ("NASD"), the SEC and any applicable domestic or foreign industry self-regulatory organization, including stock exchanges ("SRO") (each a "Regulatory Entity" and collectively, "Regulatory Entities") is necessary in connection with the execution and delivery by Parent of this Agreement or the consummation by Parent of the transactions contemplated hereby.

          (b) The execution, delivery and performance by Parent of this Agreement and all other agreements, documents, certificates or other instruments contemplated hereby, the fulfillment of and compliance with the respective terms and provisions hereof and thereof, and the consummation by Parent of the transactions contemplated hereby and thereby, do not and will not: (i) conflict with, or violate any provision of, the Articles of Incorporation or By-laws of Parent; (ii) subject to obtaining the Parent Shareholder Approval, to complying with the applicable requirements, if any, of the Securities Act, Exchange Act, state securities or "blue sky" laws, the HSR Act, the NYSE and the NASD, and to filing and recording the Certificate of Merger as required by Delaware Law, conflict with or violate any law applicable to Parent, or any of its assets;
(iii) conflict with, result in any breach of, or constitute a default under (or an event that with notice or lapse of time or both would become a default) or result in the termination or acceleration of, or create in another person or entity, a put right, purchase obligation or similar right under, any agreement to which Parent is a party or by which Parent, or any of its assets, may be bound; or (iv) result in or require the creation or imposition of, or result in the acceleration of, any indebtedness or any encumbrance of any nature upon, or with respect to, Parent or any of the assets now owned or hereafter acquired by Parent, except for any such conflict or violation described in clause (ii) above, any such conflict, breach, default, or termination, acceleration or creation of any right described in clause (iii) above, or any such creation, imposition or acceleration described in clause (iv) above which, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect.

     SECTION 2.4 OPINION OF PARENT FINANCIAL ADVISOR. The Parent Financial Advisor has delivered to the Parent Special Committee its written opinion, dated the date of this Agreement, to the effect that, based on, and subject to the various assumptions and qualifications set forth in such opinion, as of the date of such opinion, the Merger Consideration (consisting of the Closing Merger Consideration and Contingent Merger Consideration) is fair to Parent from a financial point of view, a signed copy of which opinion has been delivered to the Company.

     SECTION 2.5 BROKERS. Other than the Parent Financial Advisor, no broker, finder, investment banker or other intermediary is entitled to any brokerage, finder's or other similar fee or commission or expense reimbursement in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of Parent or any of its affiliates.

     SECTION 2.6 CAPITALIZATION OF PARENT AND ITS SUBSIDIARIES. As of November 12, 2003, the authorized capital stock of Parent consists of 500,000,000 shares of capital stock, all of which are classified as Common Stock, par value $.01 per share, of which

96,013,214 shares are issued and outstanding, and since such date and through the date hereof no Parent Shares have been issued other than upon the exercise of an option granted by Parent to purchase Parent Common Stock ("Parent Stock Options"). Other than Parent Shares, no capital stock of Parent has ever been issued or outstanding. All outstanding shares of capital stock of Parent are duly authorized, validly issued, fully paid and nonassessable. As of September 30, 2003, there are outstanding Parent Stock Options in respect of 1,118,534 Parent Shares at the exercise prices set forth in the Parent SEC Reports. Except as set forth above, there are outstanding (A) no shares of capital stock or other voting securities of Parent, (B) no securities of Parent or its subsidiaries convertible into or exchangeable or exercisable for shares of capital stock or voting securities of Parent, (C) no options, calls or other rights (including warrants or other contractual rights, including contingent rights) to acquire from Parent or its subsidiaries, and no obligations of Parent or its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, any capital stock, voting securities or securities convertible into or exchangeable or exercisable for capital stock or voting securities of Parent and
(D) no equity equivalents, interests in the ownership or earnings of Parent or its subsidiaries or other similar rights (including stock appreciation rights) (collectively, "Parent Securities"). There are no outstanding obligations of Parent or any of its subsidiaries to repurchase, redeem or otherwise acquire any Parent Securities or any capital stock, voting securities or other ownership interests in any subsidiary of Parent.

     SECTION 2.7 MERGER SUB ACTIONS. As of the date hereof, the authorized capital stock of Merger Sub consists of 1,000 shares of Merger Sub Common Stock, all of which are issued, outstanding and owned by Parent free and clear of all liens, charges or encumbrances of any nature whatsoever. Merger Sub has not incurred any obligations or conducted any business except as necessary and appropriate to effect the consummation of the Merger in accordance with this Agreement.


                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     Except as set forth in the disclosure schedule delivered by the Company to Parent prior to the execution and delivery of this Agreement (the "Company Disclosure Schedule"), the Company represents and warrants to Parent as follows, in each case as of the date of this Agreement, unless otherwise set forth herein or in the Company Disclosure Schedule:

     SECTION 3.1 ORGANIZATION AND QUALIFICATION OF THE COMPANY. (a) The Company is a corporation, duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has all requisite corporate or other power, as the case may be, and authority to own, lease and operate its properties and to carry on its businesses as now being conducted.

          (b) The Company is duly qualified or licensed and in good standing (with respect to jurisdictions which recognize such concept) to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The term "Company Material Adverse Effect" means any change or effect that individually or in the aggregate is or would reasonably be expected to be materially adverse to (i) the business, results of operations or financial condition of the Company, other than any change or effect arising out of a decline or deterioration in the economy in general or the industry in which the Company operates, or (ii) the ability of the Company to consummate the transactions contemplated hereby without material delay.

          (c) The Company has no subsidiaries.

          (d) The Company does not hold equity securities of any issuer. Except as set forth in Section 3.1 of the Company Disclosure Schedule, the Company does not own or control any equity partnership or membership interests directly or indirectly in any partnership, limited liability company, joint venture or similar entity.

     SECTION 3.2 CORPORATE AUTHORIZATION. The Company has all necessary corporate power and authority to execute and deliver this Agreement, and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Company Board and no other corporate proceedings on the part of the Company Board is necessary to authorize this Agreement or to consummate the transactions contemplated hereby. Concurrently with the execution of this Agreement, the Company is delivering to Parent a copy of a written consent duly executed by all of the Company Shareholders, pursuant to which the Company Shareholders have unanimously approved this Agreement and the Merger in accordance with the applicable requirements of Delaware Law (the "Company Shareholder Approval"). No other approval is required to be obtained by the Company in order to execute and deliver this Agreement and to consummate the transaction contemplated hereby, including the Merger, except for such approvals as may be required under the HSR Act. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof by each of Parent, Merger Sub and the Sellers, constitutes the valid, legal and binding agreement of the Company, enforceable against the Company in accordance with its terms.

     SECTION 3.3 REPORTS; FINANCIAL STATEMENTS. (a) (i) The Company has previously delivered to Parent the following financial statements (collectively, the "Company Financial Statements"):

                    (A) the unaudited balance sheet of the Company as at November 30, 2003 (the "Company Interim Balance Sheet") and the related statement of income for the eleven-month period then ended (together with the Company Interim Balance Sheet, the "Company Interim Financial Statements");

                    (B) the unaudited balance sheet of the Company as at December 31, 2002 (the "Company 2002 Balance Sheet") and the related unaudited statement of income for the twelve-month period then ended (together with the Company 2002 Balance Sheet, the "Company 2002 Financial Statements").

               (ii) The Company Financial Statements (A) are in accordance with the books and records of the Company, (B) fairly present in all material respects the financial condition of the Company as at the respective dates indicated and the results of operations of the Company for the respective periods indicated, and (C) have been prepared in accordance with GAAP, except for the absence of complete footnote disclosure as required by GAAP and subject, in the case of the Company Interim Financial Statements, to normal and recurring year-end adjustments, which adjustments could not reasonably be expected to be, individually or in the aggregate, material in magnitude.

          (b) The Company has no obligations or liabilities of any nature (whether or not accrued, contingent, matured or unmatured and whether or not required to be reflected in financial statements in accordance with GAAP, and whether due or to become due) other than (i) those set forth or adequately provided for in the Company Interim Balance Sheet, (ii) those incurred in the ordinary course of business consistent with past practice since January 1, 2003,
(iii) those that individually or in the aggregate do not exceed $50,000 and (iv) those set forth on Section 3.3 of the Company Disclosure Schedule.

     SECTION 3.4 ACCOUNTS RECEIVABLE. Other than as disclosed in Section 3.4 of the Company Disclosure Schedule, all of the accounts receivable of the Company shown or reflected on the Company Interim Financial Statements are valid and enforceable claims for services fully performed and subject to no set-off or counterclaim. Other than as disclosed in Section 3.4 of the Company Disclosure Schedule, the Company has no accounts or loans receivable from any Person which is affiliated with the Company or from any officer or employee of the Company or any Family Member of any Seller. For purposes of this Agreement, "Family Member" means, with respect to any individual, such individual's spouse, former spouse, parents, grandparents, children, grandchildren or siblings (and estates, trusts, partnerships or other entities and legal relationships of which a substantial majority in interest of the beneficiaries, owners, investors, partners, members or participants at all times in question are, directly or indirectly, one or more of the Persons described above and/or such individuals).

     SECTION 3.5 CONSENTS AND APPROVALS; NO VIOLATIONS. (a) Except as set forth in Section 3.5 of the Company Disclosure Schedule and except for such filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the HSR Act (collectively, with the approvals set forth in Section 3.5 of the Company Disclosure Schedule, the "Company Regulatory Approvals") and the filing and recordation of the Certificate of Merger as required by Delaware Law, no filing or registration with or notice to, and no permit, authorization, consent or approval of, any Regulatory Entity is necessary in connection with the execution and delivery by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby.

          (b) Except as set forth in Section 3.5 of the Company Disclosure Schedule, the execution, delivery and performance by the Company of this Agreement and all other agreements, documents, certificates or other instruments contemplated hereby, the fulfillment of and compliance with the respective terms and provisions hereof and thereof, and the consummation by the Company of the transactions contemplated hereby and thereby, do not and will not: (i) conflict with, or violate any provision of, the Certificate of Incorporation or By-laws of the Company; (ii) subject to obtaining the Company Regulatory Approvals, and to filing and recording the Certificate of Merger as required by Delaware Law, conflict with or violate any law applicable to the Company, or any of its assets; (iii) conflict with, result in any breach of, or constitute a default under (or an event that with notice or lapse of time or both would become a default) or result in the termination or acceleration of, or create in another Person a put right, purchase obligation or similar right under, any agreement to which the Company is a party or by which the Company, or any of its assets, may be bound; or (iv) result in or require the creation or imposition of, or result in the acceleration of, any indebtedness or any encumbrance of any nature upon, or with respect to, the Company or any of the assets now owned or hereafter acquired by the Company.

     SECTION 3.6 BROKERS. Other than RBC Capital Markets, no broker, finder, investment banker or other intermediary is entitled to any brokerage, finder's or other similar fee or commission or expense reimbursement in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of the Company or any of its affiliates.

     SECTION 3.7 INFORMATION. None of the information supplied or to be supplied by the Company in writing specifically for inclusion or incorporation by reference in (i) the Proxy Statement (as defined in Section 5.7(a) of this Agreement) or (ii) any other documents to be filed with the SEC or any other Regulatory Entity prior to the Effective Time will, at the respective times filed with the SEC or such other Regulatory Entity and, in addition, in the case of the Proxy Statement, at the date it or any amendment or supplement is mailed to the Parent Shareholders contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     SECTION 3.8 CAPITALIZATION OF THE COMPANY. The authorized capital stock of the Company consists of 3,000 shares of capital stock, all of which are classified as Common Stock, of which 750 shares are issued and outstanding. All outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable. Except as set forth above or as set forth in Section 3.8 of the Company Disclosure Schedule, there are outstanding (A) no shares of capital stock or other voting securities of the Company, (B) no securities of the Company convertible into or exchangeable or exercisable for shares of capital stock or voting securities of the Company, (C) no options, calls or other rights (including warrants or other contractual rights, including contingent rights) to acquire from the Company or its subsidiaries, and no obligations of the Company to issue, deliver or sell, or cause to be issued, delivered or sold, any capital stock, voting securities or securities convertible into or exchangeable or exercisable for capital stock or voting securities of the Company and (D) no equity equivalents, interests in the ownership or earnings of the Company or other similar rights (including stock appreciation rights) (collectively, "Company Securities"). Except as set forth in Section 3.8 of the Company Disclosure Schedule, there are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any the Company Securities.

     SECTION 3.9 NO DEFAULTS. The Company is not in default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a default or violation) of any term, condition or provision of (i) its Certificate of Incorporation or By-laws, (ii) any note, bond, mortgage, indenture, letter of credit, other evidence of indebtedness, franchise, permit, guarantee, lease, license, contract, agreement or other instrument or obligation to which the Company is a party or by which its properties or assets is bound, to the Company's knowledge, or (iii) any order, writ, injunction, decree, law, statute, rule or regulation applicable to the Company or any of its properties or assets.

     SECTION 3.10 TAXES. (a) The Company has duly and timely filed or caused to be filed all Tax Returns required to be filed by it and has paid in full or fully reserved against in the Company Financial Statements all Taxes, assessments and deficiencies due or claimed to be due by it to foreign, federal, state or local taxing authorities. Such Tax Returns are correct in all material respects, and the Company is not required to pay any Taxes for the periods covered by such Tax Return except as set forth in Section 3.10 of the Company Disclosure Schedule. Except as set forth in Section 3.10 of the Company Disclosure Schedule, the Tax Returns filed by the Company have not been, and are not being, to the knowledge of the Company, examined by the Internal Revenue Service (the "IRS") or other applicable taxing authorities for any period. Except as set forth in Section 3.10 of the Company Disclosure Schedule, all Taxes or estimates thereof that are due as of December 31, 2003, or are claimed or asserted by any taxing authority to be due as of such date, have been (a) timely and appropriately paid so as to avoid penalties for underpayment or (b) accrued for on the balance sheet as of December 31, 2003, as contained in the Company Financial Statements. Except as set forth in Section 3.10 of the Company Disclosure Schedule, the provisions for income and other Taxes payable reflected in the Company Financial Statements make adequate provision for all then accrued and unpaid Taxes of the Company. There are no tax liens (other than liens for Taxes which are not yet due and payable) on any of the properties of the Company, nor are there any pending or threatened examinations or Tax claims asserted. Except jurisdictions in which the Company has filed Tax Returns, no claim has ever been made by a taxing authority that the Company is or may be subject to taxation by that jurisdiction. True and correct copies of all Tax Returns since January 1, 2000 and all notices from foreign, federal, state and local taxing authorities, Tax examination reports and statements of deficiencies assessed against or agreed to by the Company in the Company's possession have been delivered to Parent. The Company has not been nor is it in violation (nor has any action been taken or omission occurred which, with notice or lapse of time or both, would be in violation) of any applicable law relating to the payment of withholding of Taxes. The Company has duly and timely withheld from salaries, wages and other compensation and paid over to the appropriate taxing authorities all amounts required to be so withheld and paid over for all periods under all applicable laws. Except as set forth in Section 3.10 of the Company Disclosure Schedule, the Company has never been a member of an "affiliated group" as defined in Section 1504(a) of the Code and is not the owner of an interest in a partnership, joint venture, trust, limited liability company or other entity or organization. No closing agreement pursuant to Section 7121 of the Code (or any predecessor provision) or any similar provision of any state, local, or foreign law has been entered into by or with respect to the Company or any assets of the Company. The Company has not agreed to and is not required to make any adjustment pursuant to Section 481(a) of the Code (or any predecessor provision) by reason of any change in any accounting method of the Company. The Company does not have any application pending with any taxing authority requesting permission for any changes in the Company accounting method, and the IRS has not proposed any such adjustment or change in accounting method. The Company is not a party to any tax sharing agreement or arrangement or indemnity agreement. The Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

          (b) The Company has been a validly electing S corporation within the meaning of Sections 1361 and 1362 of the Code at all times during its existence and the Company will be an S corporation up to and including the day before the Closing Date. Except as set forth in Section 3.10 of the Company Disclosure Schedule, the Company would not be liable for any tax under Section 1374 of the Code if its assets were sold for their fair market value as of the Closing Date.

          (c) The Company has not made and is not obligated to make any payment (including any transfer of property or provision of any benefit) in connection with the transactions contemplated by this Agreement which, alone or aggregated with any other payment, would be an excess parachute payment within the meaning of Section 280(G) of the Code.

          (d) As used in this Agreement, "Taxes" shall mean any and all taxes, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any taxing authority, including, without limitation: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes and customs duties, tariffs, and similar charges. "Tax Returns" shall mean any return, declaration, report, claim for refund or information return or statement relating to Taxes filed with a taxing authority, including any schedule or attachment thereto, and including any amendment thereof.

     SECTION 3.11 OWNERSHIP OF PARENT CAPITAL STOCK. Except as listed on Section
3.11 of the Company Disclosure Schedule, as of the date hereof, neither the Company nor, to its knowledge, any of its affiliates, (i) beneficially owns (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, or (ii) is party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of capital stock of Parent or securities convertible into or exchangeable for shares of capital stock of Parent. As used in this Agreement, "affiliate" shall have the meaning set forth in Rule 144 (as defined).

     SECTION 3.12 PERMITS AND LICENSES. (a) The Company has in effect all permits, licenses, exemptions, orders, and approvals necessary for it to own, lease, or operate its material assets and to carry on its business as now conducted, except for those permits, licenses, exemptions, orders, and approvals the absence of which would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, and there has occurred no suspension, revocation or cancellation under any such permits, licenses, exemptions, orders and approvals.

          (b) Except as set forth in Section 3.12 of the Company Disclosure Schedule, all officers, directors, and employees of the Company that are required, as a result of their positions with the Company, to be registered or licensed with the SEC or the NASD are currently registered or licensed in the appropriate capacity with the SEC or the NASD and all such registrations and licenses are in full force and effect and no suspension or cancellation of any of them is pending or, to the knowledge of the Company, threatened.

     SECTION 3.13 COMPLIANCE WITH LAWS. (a) Except as set forth in Section 3.13 of the Company Disclosure Schedule, the Company is not in violation of any federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, suitability requirements, permits, licenses, authorizations, orders or approvals applicable to its business or employees conducting its business.

          (b) Except as set forth in Section 3.13 of the Company Disclosure Schedule, the Company has not received any notification from any Regulatory Entity or the staff thereof (i) asserting that the Company is not in compliance with any federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, suitability requirements, or orders which such Regulatory Entity enforces, (ii) threatening in writing to revoke any permits, licenses, authorizations, order or approvals, or (iii) requiring the Company (x) to enter into or consent to the issuance of a cease and desist order, formal agreement, directive or memorandum of understanding, or (y) to adopt any board resolution or similar undertaking, which restricts materially the conduct of its business, or in any material manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends.

     SECTION 3.14 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in
Schedule 3.14 to the Company Disclosure Schedule, since January 1, 2003, the Company has conducted its business only in the ordinary course and there has not been:

          (a) any circumstance, event, occurrence, change or effect that has had, individually or in the aggregate, a Company Material Adverse Effect, nor has there been any circumstance, event, occurrence, change or effect that with the passage of time would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;

          (b) any authorization, declaration, setting aside or payment of any dividend or other distribution (whether in cash, shares or property) with respect to the Company Shares;

          (c) any split, combination or reclassification of any of the Company Shares;

          (d) any damage, destruction or loss, whether or not covered by insurance, that has or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;

          (e) any incurrence, assumption or guarantee by the Company of any outstanding amount of indebtedness for borrowed money other than in the ordinary course of business in accordance with its customary practices;

          (f) any transaction or commitment made, or any contract or agreement entered into, by the Company relating to its assets or business (including the acquisition or disposition of any assets) or any loss or relinquishment by the Company of any material contract or other material right, other than transactions and commitments made, and contracts or agreements entered into, in the ordinary course of business in accordance with their customary practices;

          (g) any material modifications or amendments to any Investment Management Contracts or Material Contracts;

          (h) any increase in (or commitment, oral or written, to increase) the rate or terms (including, without limitation, any acceleration of the right to receive payment) of compensation payable or to become payable by the Company to any Seller who is also a director, officer, employee or consultant of the Company, or any new written employment agreements with any of such Persons or any new commitments (oral or written) with any Seller, other than as required by law or any contract or existing plan.

          (i) any increase in (or commitment, oral or written, to increase) the rate or terms (including, without limitation, any acceleration of the right to receive payment) of any bonus, severance, insurance, pension or other employee benefit plan or contract, payment or arrangement made to, for or with any Seller, other than, with respect to the Sellers, in the ordinary course of business;

          (j) any action or event taken by the Company that if taken or suffered after the date hereof would violate Section 5.1 of this Agreement;

          (k) any suspension of any license or permit issued to the Company or any impairment of its right to conduct its business; or

          (l) any change made prior to the date of this Agreement in accounting methods, principles or practices by the Company materially affecting its assets, liabilities or business, except insofar as may have been required by a change in GAAP.

     SECTION 3.15 LITIGATION; REGULATORY ACTION. Except as set forth in Section
3.15 of the Company Disclosure Schedule: (i) there is no litigation, suit, claim, action, proceeding or investigation ("Litigation") before any court, arbitrator, mediator or Regulatory Entity is pending against the Company and, to the Company's knowledge, no such Litigation has been threatened in writing or orally to the Company; (ii) neither the Company nor any of its properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with any Regulatory Entity; and (iii) the Company has not been notified by any Regulatory Entity to the effect that such Regulatory Entity is contemplating issuing or requesting any such order, decree, agreement, memorandum of understanding or similar submission.

     SECTION 3.16 TRANSACTIONS WITH AFFILIATES. Except as disclosed in Section
3.16 of the Company Disclosure Schedule, from January 1, 2003 through the date hereof there have been no transactions, agreements, arrangements or understandings between the Company, on the one hand, and the Company's affiliates (other than Parent), on the other hand.

     SECTION 3.17 NO DISSENTERS' RIGHTS. Nothing in the Certificate of Incorporation or the By-laws of the Company provides or would provide to any Person, including without limitation the Company Shareholders, upon execution of this Agreement or any other agreements, documents, certificates or other instruments contemplated hereby and consummation of the transactions contemplated hereby and thereby (including the Merger), rights of dissent and appraisal of any kind.

     SECTION 3.18 TECHNOLOGY AND INTELLECTUAL PROPERTY. Except as set forth in
Section 3.18 of the Company Disclosure Schedule, the Company has (and upon consummation of the transactions contemplated hereby will have) ownership of, or such other rights by license, lease or other agreement in and to, all items of intangible property used in the conduct of its business as presently conducted, including, without limitation, trademarks and service marks, trade names, brand names, patents, copyrights, proprietary rights, logos, names, trademark applications, service mark applications and patent applications, including all rights to use the name "Fixed Income Discount Advisory Company" and "FIDAC" (collectively the "Intellectual Property"), as necessary to conduct the business of the Company as presently conducted. The Company has not infringed upon or violated any trademark, trade name, copyright, patent, trade secret right or other proprietary right of others, nor, to the knowledge of the Company, has any other Person infringed on a continuing basis any rights that the Company has in the Intellectual Property. The Company owns or licenses all computer software developed or currently used by it which is material to the conduct of its business as currently conducted and, to the knowledge of the Company, has the right to use such software without infringing upon the intellectual property rights (including trade secrets rights) of any third party. The Company has not received written notice of any claim respecting any such violation or infringement.

     SECTION 3.19 MATERIAL CONTRACTS. Section 3.19 of the Company Disclosure Schedule sets forth as of the date hereof a complete and accurate list of all leases for real property, all material leases for personal property and all material agreements, contracts, licenses, commitments and instruments to which the Company is a party or by which the Company or any of its assets or properties is bound or subject (each a "Material Contract" and collectively, the "Material Contracts"). Each Material Contract (excluding for these purposes, Investment Management Contracts, as hereinafter defined) is in full force and effect, and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except, in each case, to the extent certain of the liability limitation provisions therein may be contrary to public policy as expressed in the Securities Act, the Exchange Act, the Investment Company Act of 1940, as amended (the "Investment Company Act"), the Investment Advisers Act of 1940, as amended (the "Investment Advisers Act") and state "blue sky" laws, and the rules and regulations promulgated thereunder, and as limited by the effects of bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting creditors' rights generally and general principles of equity. True, correct and complete copies of all Material Contracts have been previously delivered by the Company to Parent. Except for Investment Management Contracts and Material Contracts, the Company is not on the date hereof a party to or bound by and none of its assets or properties is or may be subject to:

          (a) any contract or agreement not fully performed for the purchase by the Company for its own account of any commodity, material, services or equipment, including, without limitation, fixed assets, for a price in excess of $50,000;

          (b) any contract containing covenants limiting the freedom of the Company to engage or compete (geographically or otherwise) in any line of business or with any Person;

          (c) any agreement, oral or written, or understanding (i) for cash payments for client solicitations, or (ii) in respect of the sale or distribution of shares of the Company Funds;

          (d) any license agreement (as licensor or licensee) providing for future payments in excess of $50,000 which by its terms does not terminate or is not terminable without penalty by the Company upon notice of 60 days or less;

          (e) any indenture, mortgage, promissory note, loan agreement, guaranty or other agreement or commitment for the borrowing of money, by the Company in excess of $100,000;

          (f) any contract or agreement involving payments based on profits or revenues of the Company; or

          (g) any other contract or agreement which creates future payment obligations of the Company in excess of $100,000 and which by its terms does not terminate or is not terminable without penalty by the Company upon notice of 60 days or less.

     SECTION 3.20 NO DEFAULT UNDER CONTRACTS. Neither the Company nor the manner in which it conducts its business is in breach or violation of, or in default under (with or without the giving of notice or the passage of time), any term or provision of any Material Contract (excluding, for purposes of this Section 3.20, any Investment Management Contract) to which it is a party or by which it is or may be bound or to which any of its properties or assets is or may be subject, the effect of which breach, violation or default, either individually or in the aggregate, has or would reasonably be expected to have a Company Material Adverse Effect. To the Company's knowledge, no other party is in material default of any such Material Contract.

     SECTION 3.21 INVESTMENT MANAGEMENT CONTRACTS. (a) Section 3.21 of the Company Disclosure Schedule sets forth a list of (i) all Clients as of the date hereof and (ii) the net assets in the account of each Client as of September 30, 2003. Each such Client is a party to an Investment Management Contract with the Company. The Company is in compliance with the terms of each Investment Management Contract and is not in default or breach under (with or without the giving of notice or the passage of time) any of the terms of any Investment Management Contract. Each Investment Management Contract is in full force and effect with respect to the Company and constitutes a legal, valid and binding obligation of such party thereto, enforceable against such party in accordance with its terms, except, in each case, to the extent certain of the liability limitation provisions therein may be contrary to public policy as expressed in the Securities Act, the Exchange Act, the Investment Company Act, the Investment Advisers Act and state "blue sky" laws, and the rules and regulations promulgated thereunder, and as limited by the effects of bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting creditors' rights generally and general principles of equity. Except as set forth in
Section 3.21 of the Company Disclosure Schedule, no Investment Management Contract will become cancellable as a result of the Merger. Each Investment Management Contract reflects all significant terms of the investment management arrangement between the parties thereto and represents the entire material understanding of the parties thereto with reference to the transactions contemplated thereby. True, correct and complete copies of each Investment Management Contract, including a current fee schedule, have been delivered to Parent. Except as set forth in Section 3.21 of the Company Disclosure Schedule, the Company has not received notice that any Client intends or has threatened to terminate its Investment Management Contract.

          (b) As used in this Agreement:

               (i) "Client" means any client to which the Company provides investment management, investment advisory, including sub-advisory services, underwriting, distribution or administrative services on the date of this Agreement (as the term is used in the Advisers Act Rule 203(b)(3)-1); and

               (ii) "Investment Management Contract" means a contract or agreement in effect on the date hereof or entered into after the date hereof, relating to the Company's rendering of investment management or investment advisory services, including sub-advisory services, underwriting or distribution services or any administrative services to any Person.

     SECTION 3.22 KEY MAN LIFE INSURANCE. The Company does not maintain key man life insurance for any of its employees or executives

     SECTION 3.23 EMPLOYEES. (a) Except as set forth in Section 3.23 of the Company Disclosure Schedule, the Company is not a party to or bound by any contract, arrangement, commitment or understanding as of the date hereof, with respect to the employment of any directors, executive officers, key employees or material consultants (other than oral contracts of employment at will).

          (b) The Company does not sponsor any (i) life, health, accident, disability or any other "employee welfare benefit plan", as defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (ii) pension, profit sharing, deferred compensation, retirement, bonus, or any other "employee pension benefit plan", as defined in Section 3(2) of ERISA or (iii) any other deferred compensation, severance, bonus, restricted stock or restricted property, stock option or stock purchase plans, or any similar employee benefit plans (each a "Plan" and collectively, the "Plans"), whether or not such plans or obligations are of a legally binding nature or are in the nature of informal understandings.

          (c) The Company does not maintain, or contribute to, any "multiemployer plan."

          (d) Within the preceding five years neither the Company nor any other trade or business (whether or not incorporated) which is under common control with the company (as defined in Section 4001 of ERISA) has terminated, withdrawn from, or discontinued contributions to, any multiemployer pension benefit plan or a pension benefit plan to which more than one employer contributes, subject to Title IV of ERISA.

          (e) Neither the Company nor any other trade or business (whether or not incorporated) which is under common control with the Company (as defined in
Section 4001 of ERISA) has terminated any single employer pension benefit plan subject to Title IV of ERISA.

     SECTION 3.24 DERIVATIVE INSTRUMENTS. As of the date hereof, there are no swaps, caps, floors, futures, forward contracts, option agreements, and any other derivative financial instruments, contracts or arrangements entered into for the account of the Company. Any swaps, caps, floors, futures, forward contracts, option agreements, and any other derivative financial instruments, contracts or arrangements entered into for the account of a Client of the Company were entered into in accordance with, in all material respects, the applicable Investment Management Agreement.

     SECTION 3.25 BUSINESS; REGISTRATIONS. (a) The Company is duly registered as an investment adviser under the Investment Advisers Act and is duly registered, licensed or qualified as an investment adviser in all jurisdictions where such registration, licensing or qualification is required in order to conduct its business. Except as set forth in Section 3.25 of the Company Disclosure Schedule, the Company is in compliance in all material respects with all applicable foreign, federal and state laws requiring registration, licensing or qualification as an investment adviser. The Company has delivered or made available to Parent true, correct and complete copies of its most recent Form ADV, as amended to date, and has made available true, correct and complete copies of all foreign and state registration forms, as amended to date. The information contained in such forms was true, correct and complete in all material aspects at the time of filing and has been amended or modified as required by applicable law.

          (b) The Company is not, nor as of the Closing will it be, an "investment company," within the meaning of the Investment Company Act, which is required to be registered as such under such Act. The Company is not, nor as of the Closing will it be, a "broker" or "dealer" within the meaning of the Exchange Act. The Company is not, nor as of the Closing will it be, a commodity trading advisor or a commodity pool operator which is required to be registered as such with the Commodity Futures Trading Commission (the "CFTC") or the National Futures Association. Copies of all inspection reports or similar documents furnished to the Company by the SEC, the CFTC or state or foreign regulatory authorities since January 1, 1998 are listed on Section 3.25 of the Company Disclosure Schedule and have been provided to Parent. The Company is not required to disclose any information to clients under Rule 206(4)-4 promulgated under the Investment Advisers Act.

          (c) Each Seller and each other Person "associated" (as defined under the Investment Advisers Act) with the Company holds all permits, licenses, certificates of authority, exemptions, orders, and approvals that are required in connection with the conduct of the business as presently conducted. Such permits and licenses are in full force and effect, except where the failure to be in full force and effect would not have a Company Material Adverse Effect.

     SECTION 3.26 CERTAIN ADDITIONAL REPRESENTATIONS AND WARRANTIES AS TO THE COMPANY FUNDS. With respect to the representations and warranties in this
Section 3.26 as to the funds for which the Company provides advisory or management services and which are sponsored by the Company (excluding those collective vehicles where the Company's services are limited to advisory and sub-advisory services) (the "Company Funds"), such representations and warranties are to the knowledge of the Company.

          (a) Section 3.26 of the Company Disclosure Schedule sets forth a true, complete and correct list, as of the date hereof, of each Company Fund for which the Company acts as investment adviser, sub-adviser or manager (including any entities organized under the laws of jurisdictions outside the United States). Each Company Fund is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the requisite corporate, trust or partnership power and authority, and possesses all rights, licenses, authorizations and approvals, from Regulatory Entities or otherwise, necessary to entitle it to use its name, to own, lease or otherwise hold its properties and assets and to carry on its business as it is now conducted and to perform its obligations under any agreements to which it is a party, and is duly qualified, licensed or registered to do business in each jurisdiction where it is required to do so under applicable law. The Company has delivered or made available to Parent a list of all such jurisdictions where each Company Fund is qualified.

          (b) None of the Company Funds is, or as of the Closing will be, an "investment company," within the meaning of the Investment Company Act, which is required to be registered as such under such Act. None of the Company Funds is, or as of the Closing will be, a "broker" or "dealer" within the meaning of the Exchange Act. None of the Company Funds is, or as of the Closing will be, a commodity trading advisor or a commodity pool operator which is required to be registered as such with the CFTC or the National Futures Association. Copies of all inspection reports or similar documents furnished to any Company Fund by the SEC, the CFTC or state or foreign regulatory authorities since January 1, 1998 are listed on Section 3.26 of the Company Disclosure Schedule and have been provided to Parent. None of the Company Funds is required to disclose any information to clients under Rule 206(4)-4 promulgated under the Investment Advisers Act.

          (c) Each of the Company Funds is in compliance in all material respects with all applicable laws, and any rules and regulations of any self-regulatory organization having jurisdiction over such Company Fund.

          (d) Each of the Company Funds has been operated in compliance in all material respects with its respective objectives, policies and restrictions, including those set forth in the applicable prospectus and registration statement, if any, for that Company Fund or governing instruments for a Client.

          (e) Each Company Fund has issued its shares or interests pursuant to valid exemptions under the Securities Act and applicable state securities or "blue sky" laws. The offerings and sales of the shares and interests in the Company Funds complied with applicable law. Each Company Fund's investments have been made in accordance with its investment policies and restrictions set forth in its registration statement in effect at the time the investments were made and at all times when the investments were held. No stop order suspending the effectiveness of any registration statement has been issued and no proceedings for that purpose have been instituted or, to the knowledge of the Company, are contemplated.

                                   ARTICLE IV

                  REPRESENTATION AND WARRANTIES OF THE SELLERS

     Each Seller represents and warrants to Parent as follows, with respect to only itself and in each case as of the date of this Agreement.

     SECTION 4.1 INVESTMENT PURPOSE. Such Seller is acquiring the Parent Shares comprising the Merger Consideration (the "Merger Securities") for its own account and not with a view toward, or for resale in connection with, the sale or distribution thereof.

     SECTION 4.2 ACCREDITED INVESTOR STATUS. Such Seller is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D.

     SECTION 4.3 RELIANCE ON EXEMPTIONS. Such Seller understands that the Merger Securities are being offered and issued in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that Parent is relying in part upon the truth and accuracy of, and such Seller's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Seller set forth herein in order to determine the availability of such exemptions and the eligibility of such Seller to acquire the Merger Securities.

     SECTION 4.4 INFORMATION. Such Seller and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of Parent and materials relating to the issuance of the Merger Securities that have been requested by such Seller. Such Seller and its advisors, if any, have been afforded the opportunity to ask questions of Parent. Such Seller understands that its investment in the Merger Securities involves a high degree of risk. Such Seller has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Merger Securities.

     SECTION 4.5 NO GOVERNMENTAL REVIEW. Such Seller understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Merger Securities or the fairness or suitability of the investment in the Merger Securities, nor have such authorities passed upon or endorsed the merits of the offering of the Merger Securities.

     SECTION 4.6 TRANSFER OR RESALE. Such Seller understands that: (i) the Merger Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Seller shall have delivered to Parent an opinion of counsel, in a generally acceptable form, to the effect that such Merger Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Seller provides Parent with assurance, reasonably acceptable to Parent, that such Merger Securities can be sold, assigned or transferred pursuant to Rule 144 promulgated under the Securities Act, (or a successor rule thereto) ("Rule 144"); (ii) any sale of the Merger Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Merger Securities under circumstances in which the Seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; (iii) neither Parent nor any other Person is under any obligation to register the Merger Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder, except as provided in Sections 5.7 and 5.13; and (iv) the transferability of the Merger Securities is subject to the additional restrictions on transfer set forth in Section 5.11.

     SECTION 4.7 LEGENDS. Such Seller understands that the certificates or other instruments representing the Merger Securities shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED
(I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

     SECTION 4.8 AUTHORIZATION; ENFORCEMENT; VALIDITY. This Agreement has been duly and validly executed and delivered by such Seller and, assuming the due authorization, execution and delivery hereof by each of the Parent, the Company and Merger Sub, constitutes the valid, legal and binding agreement of Seller, enforceable against Seller in accordance with its terms, except as limited by the effects of bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting creditors' rights generally and general principals of equity.

     SECTION 4.9 OWNERSHIP OF COMPANY SHARES. Such Seller is the lawful owner, of record and beneficially, of the Company Shares purportedly owned by such Seller (which are those Company Shares listed opposite such Seller's name on Schedule A) and has good and marketable title to such Company Shares, free and clear of any and all liens, charges or encumbrances of any nature whatsoever, except for Taxes not yet due and payable and as set forth in the Restricted Stock Agreements applicable to each Seller. Except as set forth in the Restricted Stock Agreements applicable to each Seller, there are no restrictions on the transferability of the Company Shares held by such Seller imposed by any agreement to which either the Company or such Seller is a party and no Person has any preemptive or other purchase rights with respect to the sale of any Company Shares held by such Seller.

     SECTION 4.10 NO OTHER AGREEMENTS TO SELL. Such Seller has no legal obligation, absolute or contingent, to any Person or entity other than Parent to sell its Company Shares, to effect any merger, consolidation or other reorganization the Company or to enter into any agreement with respect thereto. Such Seller has not made a commitment or entered into negotiations to sell or transfer any part of the assets of the Company other than in the ordinary course of its business.


                                    ARTICLE V

                                    COVENANTS

     SECTION 5.1 CONDUCT OF BUSINESS OF THE COMPANY. Except as expressly contemplated or permitted by this Agreement or as set forth in Section 5.1 of the Company Disclosure Schedule, during the period from the date hereof to the Effective Time, the Company will conduct its operations only in the ordinary course of business consistent with past practice, and shall use commercially reasonable efforts to preserve intact its current business organizations, keep available the service of its current officers and preserve its relationships with customers, suppliers and others having business dealings with them. Without limiting the generality of the foregoing, and except (x) as otherwise contemplated by this Agreement, (y) as set forth in Section 5.1 of the Company Disclosure Schedule, or (z) in the ordinary course of business consistent with past practice, from and after the date hereof and prior to the earlier of (i) the Effective Time or (ii) termination of this Agreement, the Company will not, without the prior written consent of Parent:

          (a) amend its Certificate of Incorporation or By-laws;

          (b) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities or equity equivalents (including any stock options or stock appreciation rights);

          (c) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, make any other actual, constructive or deemed distribution in respect of any shares of its capital stock or otherwise make any payments to its shareholders in their capacity as such or redeem or otherwise acquire any of its securities, except for S-corporation distributions in the ordinary course with respect to the year ended December 31, 2003 and except as provided in Section 5.14 below;

          (d) except as may be required as a result of a change in law or in GAAP, change any of the accounting principles or practices used by it and maintain its books and records other than in accordance with GAAP consistently applied;

          (e) take any action, or omit to take any action, which action or omission could reasonably be expected to terminate or jeopardize Parent's continuing status as a real estate investment trust ("REIT") or the Surviving Corporation's ability to qualify as a taxable REIT subsidiary following the Merger or would subject Parent or the Surviving Corporation to any U.S. federal income or excise Tax;

          (f) enter into any agreement with an affiliate (other than the Parent or any of its subsidiaries), except in accordance with the terms of any contract or compensation arrangement in effect on the date hereof;

          (g) increase any compensation or enter into or amend any employment, severance or other arrangement with any Seller, any officer or director of the Company, or any employee of the Company earning more than $100,000 per annum, other than as required by law or any contract or existing plan or in connection with new hires;

          (h) revoke the Company's election to be taxed as an S corporation within the meaning of Sections 1361 and 1362 of the Code, or take, or fail to use commercially reasonable efforts to not allow, any action other than the conversion of the Company Common Stock pursuant to this Agreement that would result in the termination of the Company's status as a validly electing S corporation within the meaning of Sections 1361 and 1362 of the Code;

          (i) other than as required by law, adopt any new employee benefit plan or materially amend any existing plans or rights; and

          (j) take, or agree in writing or otherwise to take, (i) any of the actions described in Sections 5.1(a) through 5.1(f) to the extent that such actions would be prohibited thereby, or (ii) any action which would result in any of the material conditions to the Merger set forth herein not being satisfied;

     SECTION 5.2 CONDUCT OF BUSINESS OF PARENT. Except (x) as otherwise contemplated by this Agreement or (y) in the ordinary course of business consistent with past practice, from and after the date hereof and prior to the earlier of (i) the Effective Time or (ii) termination of this Agreement, the Parent will not, without the prior written consent of Company:

          (a) amend its Certificate of Incorporation or By-laws;

          (b) take any action, or omit to take any action, which action or omission could reasonably be expected to terminate or jeopardize Parent's continuing status as a REIT or the Surviving Corporation's ability to qualify as a taxable REIT subsidiary following the Merger or would subject Company or the Sellers to any U.S. federal income or excise Tax;

          (c) take, or agree in writing or otherwise to take, any action that requires the approval of the Parent Shareholders;

          (d) take, or agree in writing or otherwise to take, (i) any of the actions described in Sections 5.2(a) through 5.2(c) to the extent that such actions would be prohibited thereby, or (ii) any action which would result in any of the material conditions to the Merger set forth herein not being satisfied.

     SECTION 5.3 OTHER ACTIONS. Parent, the Company and the Sellers shall use commercially reasonable efforts not to take any action that would result any of the conditions to the Merger set forth in Article VI not being satisfied.

     SECTION 5.4 NO SOLICITATION. The Company and each of the Sellers shall not, and the Company shall cause its affiliates not to, directly or indirectly, solicit any inquiries or proposals or enter into or continue any discussions, negotiations or agreements relating to the sale or exchange of any Company Shares or the merger, consolidation or other reorganization of the Company with, or any direct or indirect disposition of a significant amount of the Company's assets or business to, any person other than Parent or its subsidiaries or provide any assistance or any information to or otherwise cooperate with any person in connection with any such inquiry, proposal or transaction. In the event that the Company or any Seller receives an unsolicited offer for such a transaction or becomes aware that a third party intends to make such an offer, the Company or such Seller will provide Parent with notice thereof as soon as practicable after receipt, including the identity of the prospective purchaser or soliciting party.

     SECTION 5.5 ADDITIONAL AGREEMENTS; REASONABLE EFFORTS. (a) Subject to the terms and conditions herein provided, each of the parties hereto agrees to use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including (i) contesting any legal proceeding challenging the Merger and (ii) the execution of any additional instruments necessary or convenient to consummate the transactions contemplated hereby. Subject to the terms and conditions of this Agreement, each party hereto agrees to use commercially reasonable efforts to cause the Effective Time to occur as soon as practicable after the Parent Shareholder Approval with respect to the Merger. In case at any time after the Effective Time any further action is necessary to carry out the purposes of this Agreement, the proper officers and directors of each party hereto shall take all such necessary action. The Company, the Sellers, Merger Sub and Parent each will use commercially reasonable efforts to obtain consents, approvals or waivers of all third parties and Regulatory Entities necessary, proper or advisable for the consummation of the transactions contemplated by this Agreement (other than any consents, approvals or waivers of any third party or Regulatory Entities with respect to any Investment Management Contract); provided, that nothing contained herein shall require the Sellers, the Company, Merger Sub or Parent to agree to hold separate or to divest or dispose of any of such entity's respective businesses, properties or assets or cease engaging in any business or otherwise take any action which, individually or in the aggregate, could reasonably be expected to impair the ability of the Surviving Corporation in any material respect to own and operate the respective assets and businesses of the Company, or the Parent to continue to own the assets and engage in the businesses which it currently owns or engages in, after giving effect to the Merger. Notwithstanding anything to the contrary contained in this Section 5.5, neither Parent, the Company nor the Sellers will be required to pay any money, furnish any consideration, modify any agreement or incur any liability or obligation in order to satisfy its obligations to obtain consents, approvals or waivers of any third party (other than a Regulatory Entity) under this Section 5.5.

          (b) The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all Regulatory Entities and other third parties necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated hereby.

          (c) Subject to applicable laws governing the exchange of information, each of the Company and Parent will, upon request, furnish the other party with all information concerning itself, its subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other party or any of its subsidiaries to any third party or Regulatory Entity.

          (d) The Company and Parent shall promptly advise each other upon receiving any communication from any Regulatory Entity whose consent or approval is required for consummation of the transactions contemplated by this Agreement.

          (e) With respect to the exercise or enforcement of any of the rights or remedies of Parent pursuant to this agreement, the members of the Parent Board and the Audit Committee of the Parent Board who are not Sellers or officers or employees of the Surviving Corporation shall make all determinations and take all actions on behalf of Parent.

          (f) The Sellers acknowledge that all Company employees participate in Plans maintained by Parent and that there is no requirement to transition such Company employees from Plans maintained by the Company.

          (g) Each of the Sellers has entered into as of the date hereof an employment agreement with the Parent which agreement shall become effective at the Effective Time.

     SECTION 5.6 PUBLIC ANNOUNCEMENTS. The Company and Parent will consult with each other and give each other reasonable advance notice before issuing any press release or otherwise making any public statements with respect to the transactions contemplated hereby, including the Merger. Each party hereto shall incorporate in the press release or other public statement such information as shall reasonably be requested to be included therein by the other party hereto. Notwithstanding the foregoing, either party hereto may, without the prior consent of the other party, issue any press release or make any public announcement that may be required by law or the rules or requirements of any Regulatory Entity, if it has used its commercially reasonable efforts to consult with the other party but has been unable to do so in a timely manner.

     SECTION 5.7 PREPARATION OF THE PROXY STATEMENT. (a) After the date hereof, Parent shall (in cooperation with Merger Sub, the Company and the Sellers) promptly prepare and Parent shall file with the SEC as soon as practicable a Registration Statement on Form S-4 (the "Form S-4") under the Securities Act, with respect to the Merger Securities issuable in the Merger, a portion of which Registration Statement shall also serve as the proxy statement with respect to the meeting of the Parent Shareholders in connection with the Merger (the "Proxy Statement/Prospectus"). The parties will cause the Form S-4 and the Proxy Statement/Prospectus to comply as to form in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder. Parent shall use commercially reasonable efforts, and the Company and the Sellers will cooperate with Parent, to have the Form S-4 declared effective by the SEC as promptly as practicable. Parent shall use its commercially reasonable efforts to obtain, prior to the effective date of the Form S-4, all necessary state securities law or "blue sky" permits or approvals required to carry out the transactions contemplated by this Agreement. The Proxy Statement and each amendment or supplement thereto, at the time of mailing thereof and at the time of the meeting of the Parent Shareholders, and the Form S-4 and each amendment or supplement thereto, at the time it is filed or becomes effective, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the Company, Parent and the Sellers agrees that the written information provided by it specifically for inclusion in the Proxy Statement/Prospectus and each amendment thereto, at the time of mailing thereof and at the time of the meeting of the Parent Shareholders, or, in the case of the Form S-4 or any amendment or supplements thereto, at the time it is filed or becomes effective, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Parent will advise the Company and Merger Sub promptly after it receives notice thereof, of the time when the Form S-4 has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Merger Securities Shares issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for additional information. Parent shall use its commercially reasonable efforts to cause the Proxy Statement/Prospectus to be mailed to the Parent Shareholders at the earliest practicable date as permitted by the SEC. If any time prior to the Effective Time any event relating to or affecting the Parent, the Company or the Sellers shall occur as a result of which it is necessary, in the opinion of counsel for the Parent or the counsel of the Company, to supplement or amend the Proxy Statement/Prospectus in order to make such document not misleading in light of the circumstances existing at the time approval of the stockholders of Parent is sought, Parent, the Company and the Sellers, respectively, will notify the others thereof. If Parent determines that such an amendment or supplement is required, the Company and the Sellers will cooperate with Parent in filing, and Parent will prepare and file, an amendment or supplement with the SEC and, if required by law or NYSE rule or applicable state securities authorities such that such document, as so supplemented or amended, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances existing at such time, not misleading, and Parent will, as required by law, disseminate to the Parent Shareholders such amendment or supplement.

          (b) Parent covenants that the Proxy Statement/Prospectus shall include the recommendation of the Parent Board and of the Parent Special Committee that the Parent Shareholders approve the Merger, this Agreement and the other transactions contemplated hereby.

          (c) Parent will take all action necessary in accordance with applicable law and its charter documents and by-laws to convene a meeting of its shareholders (the "Parent Special Meeting") as promptly as practicable to consider and vote upon or otherwise to obtain the consent of its shareholders, as required, to the transactions contemplated hereby. Subject to Sections 5.3 and 5.7(b), Parent and the Parent Board shall each take all lawful action and shall use commercially reasonable efforts to solicit such consent, including, without limitation, timely mailing of the Proxy Statement.

          (d) During the period from the date hereof through the earlier of (x) the date on which the Merger is consummated or (y) the date on which this Agreement is terminated according to its terms, the Company and the Sellers, shall cast or cause to be cast all votes attributable to the Parent Shares owned of record by the Company or the Sellers, at any annual or special meeting of shareholders of Parent, including any adjournments or postponements thereof, or in connection with any written consent or other vote of shareholders of Parent, so that the percentage of such Parent Shares voted in favor of the adoption of this Agreement and the approval of the Merger is the same as the Affirmative Percentage, the percentage of such Parent Shares voted against such adoption and approval is the same as the Negative Percentage and the percentage of such Parent Shares present but abstaining (and voting neither in favor of nor against such adoption and approval) is the same as the Abstention Percentage. For purposes hereof, the "Affirmative Percentage" equals the percentage of all votes cast by Parent Shareholders who are not Sellers that represent votes in favor of the adoption of the Agreement and Approval of the Merger; "Negative Percentage" equals the percentage of all votes cast by Parent Shareholders who are not Sellers that represent votes against such adoption and approval; and "Abstention Percentage" equals the percentage of all votes cast by Parent Shareholders who are not Sellers that count neither as votes in favor of nor against such adoption and approval.

          (e) The Sellers covenant to take no action to revoke or rescind the Company Shareholder Approval prior to the Effective Time.

     SECTION 5.8 ACCESS TO INFORMATION. Between the date hereof and the Effective Time, the Company, upon reasonable notice and during ordinary business hours, will grant Parent and its authorized representatives reasonable access to its employees, offices and other facilities and books and records as Parent may, from time to time, reasonably request in connection with the completion of the transactions contemplated hereby.

     SECTION 5.9 MERGER SUB ACTIONS. Prior to the Effective Time, Parent agrees that Merger Sub shall not issue any shares of its capital stock. Merger Sub shall take, and Parent shall use its commercially reasonable efforts to cause Merger Sub to take, all actions necessary and appropriate to consummate the Merger, subject to the terms and conditions of this Agreement. Merger Sub shall not, and Parent shall cause Merger Sub not to, incur any obligations or conduct any business except as necessary and appropriate to effect the consummation of the Merger in accordance with this Agreement.

     SECTION 5.10 ADVICE OF CHANGES. The Company and the Sellers, on the one hand, and Parent, on the other, shall promptly advise the other party upon learning of any change or event having, or that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on it or which it believes would or would be reasonably expected to cause or constitute a material breach of any of its representations, warranties or covenants contained herein that would reasonably be expected to result in a failure of the conditions set forth in Sections 6.2 and 6.3 to be satisfied.

     SECTION 5.11 RESTRICTIONS ON TRANSFER. In addition to, and without limiting, Sections 4.6 and 4.7 hereof, each Seller agrees to the additional transfer restrictions set forth in this Section 5.11 with respect to the Merger Securities to be issued to such Seller:

          (a) Except for Permitted Transfers, such Seller shall not sell or otherwise Transfer: (i) the Closing Merger Consideration for a period of three years from the Closing Date; (ii) the Contingent Merger Consideration (if any) with respect to the First Annual Period for a period of two years from the sixty-third day following the end of an Annual Period (or, if any such date is not a business day, the first business day following such date) (the "Reference Date") for such Annual Period; and (iii) the Contingent Merger Consideration (if any) with respect to the Second and Third Annual Periods for a period of one year from the Reference Date for such Annual Periods.

          (b) The parties shall identify a mutually acceptable third party to act as custodian of the Merger Securities during the periods referred to in
Section 5.11(a) (the "Custodian"). Any Escrowed Shares released by the Escrow Agent at the end of the Basic Survival Period as contemplated by Section 1.15(b) above shall be delivered into the possession of the Custodian. Any Contingent Merger Consideration paid by Parent after the end of the Basic Survival Period shall be delivered into the possession of the Custodian. All Merger Securities so delivered to the Custodian shall continue to be held by the Custodian until:
(i) the transfer restrictions provided for in clause (a) above with respect to such Merger Securities have lapsed; or (ii) Transferred pursuant to any Permitted Transfer except for those referred to in clause (i) in the definition thereof.

          (c) Parent shall disburse (or cause to be disbursed) to each Seller with respect to the Merger Securities held in the possession of the Custodian all cash dividends received as a result of the ownership of the Merger Securities.

          (d) Any securities received as the result of ownership of the Merger Securities, including, but not by way of limitation, warrants, options and securities received as a stock dividend, stock split or combination, or as a result of a recapitalization, reorganization, exchange, substitution or other similar change in Parent's capital structure, shall be retained by the Custodian in the same manner and subject to the same conditions and restrictions as the Merger Securities with respect to which they were issued.

          (e) Each Seller that is an affiliate of the Company for the purposes of Rule 145 promulgated under the Securities Act ("Rule 145") further agrees that, without limiting any of the other provisions of this Section 5.11 or this Agreement, such Seller will not effect any resales of any Merger Securities it receives hereunder except to the extent such resales comply with the provisions of paragraph (d) of Rule 145. For purposes of this provision, the Company has identified the following Sellers as affiliates of the Company: Michael A.J. Farrell, Wellington J. Denahan, Kathryn F. Fagan and Jennifer A. Karve.

          (f) As used in this Section 5.11:

               (i) "Transfer" of the Merger Securities shall be construed broadly and shall include any issuance, sale, assignment, transfer, participation, gift, bequest, distribution, or other disposition thereof, or any pledge or hypothecation thereof, placement of a lien thereon or grant of a security interest therein or other encumbrance thereon, including any direct or indirect transfer of any of the economic benefits or risks of ownership of such Merger Securities, in each case whether voluntary or involuntary or by operation of law or otherwise; and

               (ii) "Permitted Transfers" shall mean any Transfers made by a Seller (i) to a transferee described in clauses (i) through (vi) of Section 1.7(d) hereof; (ii) to the extent necessary to generate proceeds to cover any Tax obligations of a Seller for imputed interest on the Contingent Merger Consideration; (iii) pursuant to a tender in response to a tender offer; (iv) pursuant to a merger or consolidation in which Parent is acquired (v) with the approval of a majority of the members of the Parent Board who are not Sellers or officers or employees of the Surviving Corporation; and
(vi) pursuant to hedging transactions, provided that such hedging (a) does not impair the value of the Merger Consideration with respect to such Seller's indemnification obligations pursuant to Article IX hereof and (b) is not in violation of or prohibited by Parent's insider trading policy as from time to time in effect.

     SECTION 5.12 INDEMNIFICATION; DIRECTORS' AND OFFICERS' INSURANCE. (a) From and after the Effective Time, Parent agrees that it shall cause the Surviving Corporation to provide exculpation and indemnification for each Person who is now or has been at any time prior to the date hereof or who becomes such prior to the Effective Time, an officer or director or employee of the Company, at least to the same extent provided under the Certificate of Incorporation or By-laws of the Company, as in effect on the date hereof; provided, that such exculpation and indemnification covers actions on or prior to the Effective Time, including, without limitation, all transactions contemplated by this Agreement. Parent shall, or shall cause the Surviving Corporation to and the Surviving Corporation shall advance expenses as incurred to the fullest extent Parent or the Surviving Corporation would have been required to do so under the Certificate of Incorporation or By-laws of the Company, as in effect on the date hereof, provided the Person to whom expenses are advanced provides an undertaking to repay such advances if it is finally determined by a court of competent jurisdiction that such person is not entitled to indemnification. Parent shall cause the Surviving Corporation to and the Surviving Corporation shall maintain in effect for a period of six years, the current errors and omissions policies maintained by the Company with respect to claims arising from facts or events that occurred on or before the Effective Time, including without limitation, in respect of the transactions contemplated by this Agreement; provided, that Parent shall not be required to pay or to cause the Surviving Corporation to pay aggregate annual premiums for insurance under this Section
5.12 in excess of 200% of the aggregate annual premium paid by the Company as of the date of this Agreement for such purpose, but in such case Parent shall cause the Surviving Corporation to purchase such coverage as the Surviving Corporation may reasonably obtain for such amount.

          (b) If the Surviving Corporation or any of its respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each such case the successors and assigns of such entity shall assume the obligations set forth in this Section 5.12, which obligations are expressly intended to be for the irrevocable benefit of, and shall be enforceable by, each director and officer covered hereby.

     SECTION 5.13 REGISTRATION RIGHTS.

          (a) SHELF REGISTRATIONS.

               (i) With respect to the Contingent Merger Consideration received on each Contingent Payment Date (or after such date pursuant to Sections 1.9 through 1.11), the Sellers owning 5 % or more of the Contingent Merger Consideration then outstanding (the "Initiating

Holders") may deliver at any time to Parent a written request (a "Demand Notice") for Parent to file a registration statement on Form S-3 (the "Form S-3") registering under the Securities Act the resale of all or any portion of the Contingent Merger Consideration then outstanding (collectively, the "Shelf Registration Statement"). Such Shelf Registration Statement will state that the Sellers named as selling shareholders therein may sell, subject to the limitations set forth in this Agreement and any other limitations arising under applicable law, all or any part of the Merger Securities issued to them from time to time in transactions on the exchange on which such Merger Securities are listed (or, if such shares are listed on the Nasdaq National Market, in such market), in negotiated transactions, through the writing of options on the shares, through a combination of such methods of sale, or in any other manner, as appropriate, at prices related to market prices prevailing at the time of sale, or at negotiated prices. In any such request made pursuant to this Section 5.13, each Seller shall specify the number of shares of Contingent Merger Consideration to be registered. Any such request shall be delivered to Parent and the other Sellers in accordance with the provisions of Section 10.5 of this Agreement. Upon the receipt of such notice from the Initiating Holders that they have requested a Shelf Registration Statement, each of such other Sellers shall be entitled for a period of 30 days from the date of receipt of such notice to deliver a written request to Parent specifying the number of such Seller's shares of Contingent Merger Consideration to be included in such Shelf Registration Statement.

               (ii) Upon receipt of a Demand Notice, Parent shall file the Shelf Registration Statement within 45 days of such receipt. Parent will use its commercially reasonable efforts to cause such Shelf Registration Statement to become effective as promptly as practicable and to cause each prospectus contained therein to continue to meet the requirements of Section 10(a) of the Securities Act until the shares of Contingent Merger Consideration to which such prospectus relates have been deregistered. At any time after two years following the Contingent Payment Date pursuant to which any Merger Securities were issued, Parent may deregister any such Merger Securities registered under a Shelf Registration Statement that are held by a Seller all of whose shares may then be sold without registration under paragraph (k) of Rule 144. At any time after 5 years following the Contingent Payment Date pursuant to which any Merger Securities were issued, Parent may, on one occasion only, deregister any such Merger Securities registered under a Shelf Registration Statement that are held by a Seller who is eligible to sell such Merger Securities pursuant to the volume limitations described in paragraph (e)(1) of Rule 144 and subject to the other conditions of such Rule; provided that if any such Merger Securities are so deregistered, the Sellers holding such Merger Securities shall have one additional right to require a Shelf Registration Statement in accordance with and subject to the terms of this Section 5.13(a) to cover such Merger Securities.

               (iii) Notwithstanding the foregoing, in no event shall Parent be required to effect more than a total of one Shelf Registration Statement in connection with each payment of Contingent Merger Consideration; provided that such obligation shall be deemed satisfied only when a Shelf Registration Statement covering all shares requested to be included in such Shelf Registration has become effective; and provided further that in establishing any such Shelf Registration Statement Parent, at its option, may combine thereunder any prior registrations effected pursuant to this Section 5.13(a) as permitted under Rule 429 promulgated under the Securities Act (or any successor rule).

          (b) INCIDENTAL REGISTRATIONS.

               (i) If Parent at any time (other than pursuant to Sections 5.13(a) hereof) proposes to register any of its shares of Common Stock under the Securities Act for sale to the public, for its own account (except with respect to registration statements on Forms S-4 or S-8, another form not available for registering shares for sale to the public for cash), each such time it will give written notice to each Seller of its intention so to do at least 20 days prior to the filing of the registration statement. Upon the written request of any Seller, given within 20 days after the such Seller's receipt of any such notice, to register all or any portion of the Contingent Merger Consideration then held by such Seller, Parent will use its commercially reasonable efforts to cause such Contingent Merger Consideration to be included in the securities to be covered by the registration statement proposed to be filed by Parent, all to the extent requisite to permit the sale or other disposition by such Seller (in accordance with its written request) of the shares so registered; provided that Parent's obligation under this sentence is subject the terms and conditions set forth in Section 5.13(b)(ii) below. In the event that any registration pursuant to this Section 5.13(b)(i) shall be, in whole or in part, an underwritten public offering, any request by a Seller pursuant to this Section 5.13(b)(i) to register shares shall specify that either (i) such shares are to be included in the underwriting on the same terms and conditions as the shares of Common Stock otherwise being sold through underwriters under such registration or (ii) such shares are to be sold in the open market without any underwriting, on terms and conditions comparable to those normally applicable to offerings of common stock in reasonably similar circumstances.

               (ii) The right of a Seller to have any of its Contingent Merger Consideration included in any underwriting offering referred to in Section 5.13(b)(i) is subject to the following limitations:

                    (A) If the underwriting or similar committee of the Board of Directors of Parent shall determine, in consultation with the managing underwriter, that the inclusion of such Contingent Merger Consideration would adversely affect the marketing of the securities to be sold by Parent or is otherwise detrimental to or inadvisable for Parent, then Parent based on such determination may exclude all or any portion of such Contingent Merger Consideration from such registration statement; and

                    (B) If no such determination is made by the underwriting committee, the managing underwriters may nevertheless reduce (pro rata among the requesting Sellers) the Contingent Merger Consideration to that has been requested to be included if and to the extent that the managing underwriter shall be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by Parent therein; provided that, without limiting the generality of the foregoing, it is further acknowledged and agreed that Parent (based on the advice of such committee and/or the managing underwriters) or the managing underwriters may determine (in making their determination under clauses (A) or (B) above) that due to the expedited manner in which an offer is proceeding or may proceed it is impractical to give any notice to the Sellers thereby and that the Contingent Merger Consideration of the Sellers shall be excluded from such offering without any such notice being given to the Sellers and without Parent being in breach of any of its obligations hereunder.

          (c) Notwithstanding anything to the contrary contained in this Section 5.13, in the event that there is an underwritten offering of securities of Parent pursuant to a registration covering shares and a Seller who is an affiliate of Parent does not elect to sell his or her shares to the underwriters of Parent's securities in connection with such offering, such affiliate shall agree to be bound by customary selling restrictions in connection with such offering, the term of which shall be no less than 90 days from the date such offering is completed.

          (d) If and whenever Parent is required by the provisions of Section
5.13 hereof to use its commercially reasonable efforts to effect the registration of any shares under the Securities Act, Parent will, as expeditiously as possible:

               (i) prepare and file with the Commission a registration statement on Form S-3 or other form of general applicability satisfactory to the managing underwriter selected as herein provided with respect to such securities, if any, and use its commercially reasonable efforts to cause such registration statement to become and remain effective for the period required hereby;

               (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period specified in paragraph (a) above and as comply with the provisions of the Securities Act with respect to the disposition of all shares covered by such registration statement in accordance with the Sellers' intended method of disposition set forth in such registration statement for such period;

               (iii) furnish to each Seller and to each underwriter such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such persons may reasonably request in order to facilitate the public sale or other disposition of the shares covered by such registration statement;

               (iv) use its commercially reasonable efforts to register or qualify the shares covered by such registration statement under the securities or blue sky laws of such jurisdictions as the Sellers or the managing underwriter shall reasonably request; PROVIDED, HOWEVER, that Parent shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

               (v) promptly notify each Seller under such registration statement and each underwriter, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

               (vi) in the case of Sections 5.13(b) only, use its best efforts to furnish, at the request of any Seller, on the date that shares are delivered to the underwriters for sale pursuant to such registration: (i) an opinion dated such date of counsel representing Parent for the purposes of such registration, addressed to the underwriters and to such Seller, stating that such registration statement has become effective under the Securities Act and that (A) to the best knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, (B) the registration statement, the related prospectus, and each amendment or supplement thereof, comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder (except that such counsel need not express any opinion as to financial statements contained therein) and (C) to such other effects as may reasonably be requested by counsel for the underwriters or by such Seller or its counsel, and (ii) a letter dated such date from the independent public accountants retained by Parent, addressed to the underwriters and to such Seller, stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of Parent included in the registration statement or the related prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and such letter shall additionally cover such other financial matters (including information as to the period ending no more than five business days prior to the date of such letter) with respect to the registration in respect of which such letter is being given as such underwriters or such Seller may reasonably request; and

               (vii) make available for inspection by each Seller, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by such Seller or underwriter, all financial and other records, pertinent corporate documents and properties of Parent, and cause Parent's officers, directors and employees to supply all information reasonably requested by any such Seller, underwriter, attorney, accountant or agent in connection with such registration statement.

     For purposes of Section 5.13(a) and (b) hereof, the period of distribution of shares in such firm commitment underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it and the period of distribution of shares in any other registration shall be deemed to extend until the sale of all shares covered thereby.

          (e) In connection with each registration hereunder, the Sellers participating therein will furnish to Parent in writing such information with respect to themselves and the proposed distribution by them as shall be reasonably necessary in order to assure compliance with federal and applicable state securities laws.

          (f) In connection with each registration pursuant to Section 5.13(b) hereof covering an underwritten public offering, Parent agrees to enter into a written agreement with the managing underwriter selected in the manner herein provided in such form and containing such provisions as are customary in the securities business for such an arrangement between major underwriters and companies of Parent's size and investment stature, and containing the provisions applicable to Parent set forth herein.

          (g) All expenses incurred by Parent in complying with Section 5.13 above, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for Parent, fees incurred in connection with the state securities or "blue sky" laws, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars and costs of issuance, but excluding any Selling Expenses, are herein called "Registration Expenses". All underwriting discounts and selling commissions applicable to the sale of shares are herein called "Selling Expenses." Parent will pay all Registration Expenses in connection with each registration statement filed pursuant to this Agreement. All Selling Expenses in connection with any registration statement filed pursuant to this Agreement shall be borne by the participating Sellers in proportion to the number of shares sold by each, or by such persons other than Parent (except to the extent Parent shall be a Seller) as they may agree.

          (h) No Seller may sell Merger Securities under this Section 5.13 in violation of any contractual restrictions on resale to which such Seller is subject pursuant to this Agreement.

          (i) As a condition to any Seller participating in any registration statement pursuant to this Section 5.13, such Seller shall be required to (i) complete such selling shareholder questionnaires as are customarily required to be completed by selling shareholders in connection with their participation in a resale shelf registration statement and (ii) to the extent no already provided for in this Section 5.13, make such representations and warranties, and agree to such covenants as are customarily made and agreed to by selling shareholders in connection with being granted and/or exercising rights to require an issuer to register shares for public resale in the manner contemplated hereby.

          (j) Parent shall use commercially reasonable efforts to cause the Contingent Merger Securities to be approved for listing with any securities exchange on which the Parent Common Stock is then listed, subject to official notice of issuance.

          (k) (i) In the event of a registration of any of the shares under the Securities Act pursuant to this Section 5.13, Parent will indemnify and hold harmless each Seller participating therein and underwriter of such shares thereunder and each other person, if any, who controls such Seller or underwriter within the meaning of the Securities Act, against any and all losses, claims, damages or liabilities, joint or several, to which such Seller or underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such Seller, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, (1) that the indemnity agreement contained in this
Section 5.13(k) shall not apply to amounts paid in settlement of any such loss, claim, damage or liability if such settlement is effected without the consent of Parent (which consent will not be unreasonably withheld or delayed) and (2) that Parent will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Seller, such underwriter or such controlling person in writing specifically for use in such registration statement or prospectus.

               (ii) In the event of a registration of any of the shares under the Securities Act pursuant to this Section 5.13, each Seller of such shares thereunder, severally and not jointly, will indemnify and hold harmless Parent and each person, if any, who controls Parent within the meaning of the Securities Act, each officer of Parent who signs the registration statement, each director of Parent and each underwriter from any and all losses, claims, damages or liabilities, joint or several, to which Parent or such officer or director or underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such shares were registered, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse Parent and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; and PROVIDED, HOWEVER, (1) that the indemnity agreement contained in this
Section 5.13(k) shall not apply to amounts paid in settlement of any such loss, claim, damage or liability if such settlement is effected without the consent of the indemnifying Seller (which consent will not be unreasonably withheld or delayed) and (2) that such Seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such Seller, as such, furnished in writing to Parent by such Seller specifically for use in such registration statement or prospectus; PROVIDED, FURTHER, HOWEVER, that the liability of each Seller hereunder shall be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the public offering price of the shares sold by such Seller under such registration statement bears to the total public offering price of all securities sold thereunder, but not to exceed the proceeds received by such Seller from the sale of shares covered by such registration statement.

               (iii) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party other than under this Section 5.13(k). In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 5.13(k) for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; PROVIDED, HOWEVER, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

          (l) In order to provide for just and equitable contribution in circumstances in which the benefits of the indemnity agreements provided for in
Section 5.13(k) are for any reason held to be unavailable to the underwriters, Parent or each Seller of shares, then Parent will contribute to the damages paid by the several underwriters or each Seller of shares, the underwriters will contribute to the damages paid by Parent or each Seller of the shares, as the case may be, and each Seller of shares will contribute to the damages paid by the underwriters or Parent, as the case may be; PROVIDED that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any party who was not guilty of such fraudulent misrepresentation and no Seller shall be required to contribute any amount in excess of the proceeds received by such Seller from the sale of shares covered by such registration statement less the aggregate amount of any damages which such Seller and its controlling persons have otherwise been required to pay in respect of the same or any substantially similar claim. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the relative benefits received by each party from the offering of the shares (taking into account the portion of the proceeds of the offering realized by each), the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and any other equitable considerations appropriate in the circumstances. Parent, the underwriters and each Seller of shares will agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the underwriters were treated as one entity for such purpose). No underwriter or person controlling such underwriter shall be obligated to make contribution hereunder which in the aggregate exceeds the total public offering price of the stock purchased by such underwriter under the underwriting agreement, less the aggregate amount of any damages which such underwriter and its controlling persons have otherwise been required to pay in respect of the same or any substantially similar claim. The underwriters' obligations to contribute shall be several in proportion to their respective underwriting obligations and not joint. For purpose of this Section 5.13(l), each person, if any, who controls an underwriter within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as such underwriter; each director of Parent, each officer of Parent who signed the registration statement, and each person who controls each Seller of shares within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as each Seller of shares.

          (m) Notwithstanding anything herein to the contrary, the indemnification and contribution obligations under Section 5.13(k) and 5.13(l) above shall not be subject to any of the limitations (including deductibles and caps) provided for in Section 9.4 hereof.

          (n) Notwithstanding anything herein to the contrary, a Seller may assign its rights under this Section 5.13 to any transferee referred to in and which complies with the provisions of Section 1.7(d).

     SECTION 5.14 PRE-CLOSING DIVIDEND. On or before the Closing Date, the Company shall declare a dividend and distribute to the Company Shareholders of record at such time the aggregate amount of 38% of the federal taxable income of the Company for the period January 1, 2004 through the Closing Date (the "Pre-Closing Period") as reasonably estimated by the Company. Such estimate of the federal taxable income of the Company for the Pre-Closing Period shall be prepared in a manner consistent with the way that the Company has prepared its Form 1120-S in the past and shall also be prepared consistent with the manner in which the Company will compute line 21 of its Form 1120-S for the Pre-Closing Period. The Company shall prepare its estimate of its federal taxable income for the Pre-Closing Period 10 business days prior to the date of such distribution and shall present such estimate together with any relevant supporting documentation to Parent for its review. If Parent has any concerns as to the amount of such income or the amount of such distribution, the parties shall endeavor in good faith to resolve any such differences within the 10 day period before such distribution is to take place. The amount of such distribution shall be allocated among the Company Shareholders of the Company in proportion to the number of Company Shares held by each as of the record date of such distribution.

     SECTION 5.15 CLIENT CONSENTS. To the extent that the rights of the Company under any Investment Management Contract, may not be assigned without the consent or approval of another party thereto, and/or in the case of the Company Funds, the shareholders and independent trustees thereof, the Sellers shall cause the Company to use commercially reasonable efforts to obtain any such consent prior to the Closing (collectively, the "Client Consents"), including, without limitation, (i) following the procedures for obtaining "negative consents" where appropriate, in accordance with the Investment Advisers Act and the Investment Company Act and (ii) obtaining approval of any Company Fund boards and shareholders if required with respect to such Company Funds. In connection with the foregoing, the Company shall keep the Parent reasonably updated with respect to the effort to obtain the Client Consents. Notwithstanding anything to the contrary contained in this Section 5.15, neither the Company nor the Sellers will be required to pay any money, furnish any consideration, modify any agreement or incur any liability or obligation in order to satisfy its obligations under this Section 5.15.

     SECTION 5.16 ESCROW AGENT. Between the date hereof and Closing, each of the Sellers and the Parent shall use commercially reasonable efforts to negotiate and agree upon the Escrow Agreement and to duly execute and deliver the Escrow Agreement at Closing.

                                   ARTICLE VI

                    CONDITIONS TO CONSUMMATION OF THE MERGER

     SECTION 6.1 CONDITIONS TO EACH PARTY'S OBLIGATIONS TO EFFECT THE MERGER. The respective obligations of the Company, Parent and the Sellers to effect the transactions contemplated hereby are subject to the satisfaction or waiver at or prior to the Effective Time of the following conditions:

          (a) this Agreement and the Merger shall have been approved at the Parent Special Meeting by Parent Shareholders representing a majority of the outstanding Parent Shares entitled to vote at the Parent Special Meeting;

          (b) the Company Shareholder Approval executed concurrently with this Agreement shall remain in full force and effect;

          (c) All necessary filings, if any, pursuant to the HSR Act and any applicable foreign antitrust law or rule shall have been made and all applicable waiting periods thereunder shall have expired or been terminated.

          (d) the Merger Securities to be issued on the Closing Date shall have been approved for listing on the NYSE, subject to official notice of issuance;

          (e) except as would not reasonably be expected to have a Material Adverse Effect, all approvals, consents and authorizations of, filings and registrations with, and applications and notifications to all third parties and Regulatory Entities required for the consummation of the Merger shall have been obtained or made and shall be in full force and effect and all waiting periods required by applicable law shall have expired;

          (f) no existing or future statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or enforced by any Regulatory Entity which has the effect of making the consummation of either of the Merger illegal or prevents or prohibits consummation of the Merger, and no action by any Regulatory Entity shall have been instituted or threatened which questions the validity or legality of the Merger or the transactions contemplated hereby and which could reasonably be expected to damage Parent or the Company if the transactions contemplated hereunder are consummated;

          (g) Parent, the Representative and the Escrow Agent shall have entered into the Escrow Agreement.

     SECTION 6.2 CONDITIONS TO THE OBLIGATIONS OF PARENT. The obligation of Parent to effect the Merger and the transactions contemplated hereby is also subject to the satisfaction or waiver at or prior to the Effective Time of the following conditions:

          (a) The representations and warranties of the Company and the Sellers shall be true and correct as of the date of this Agreement and as of the Closing Date with the same effect as though made on and as of the Closing Date, except to the extent such representations and warranties speak as of a specific date and except to the extent the breaches of all the representations and warranties, if any (excluding, for this purpose, any qualifications as to materiality therein or in the Company Disclosure Schedule), in the aggregate, do not have a Company Material Adverse Effect. At the Closing, the Company shall have delivered to Parent a certificate signed by a senior officer to the foregoing effect with respect to the representations and warranties of the Company and each Seller shall have delivered to Parent a certificate signed by such Seller to the foregoing effect with respect to the representations and warranties of such Seller.

          (b) The obligations of the Company and the Sellers to be performed at or before the Effective Time pursuant to the terms of this Agreement shall have been duly performed in all material respects (excluding, for this purpose, any qualification as to materiality therein), and at the Closing the Company shall have delivered to Parent a certificate signed by a senior officer to that effect.

          (c) There shall not have occurred any one or more events with respect to the Company between the date of this Agreement and the Closing Date which, individually or in the aggregate, had a material adverse effect on the business, operations, results of operations or financial condition of the Company.

          (d) Parent shall have received an opinion of Morrison & Foerster LLP in form and substance reasonably acceptable to Parent dated the Closing Date, to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, following the Merger, the Surviving Corporation's organization and intended method of operation will enable it to meet the requirements for qualification and taxation as a taxable REIT subsidiary under Section 856(l) of the Code (with customary assumptions and qualifications and based on customary representations).

          (e) The Company shall have delivered to Parent an audited balance sheet of the Company as at December 30, 2003 and the related audited statements of income, cash flow and stockholders' equity for the year then ended (including footnotes thereto).

     SECTION 6.3 CONDITIONS TO THE OBLIGATIONS OF THE COMPANY. The obligation of the Company to effect the Merger and the transactions contemplated hereby is also subject to the satisfaction or waiver at or prior to the Effective Time of the following conditions:

          (a) The representations and warranties of Parent shall be true and correct as of the date of this Agreement and as of the Closing Date with the same effect as though made on and as of the Closing Date, except to the extent such representations and warranties speak as of a specific date and except to the extent the breaches of all the representations and warranties, if any (excluding, for this purpose, any qualifications as to materiality therein), in the aggregate, do not have a Parent Material Adverse Effect. At the Closing, Parent shall have delivered to the Company a certificate signed by a senior officer to that effect.

          (b) The obligations of Parent to be performed at or before the Effective Time pursuant to the terms of this Agreement shall have been duly performed in all material respects, and at the Closing Parent shall have delivered to the Company a certificate signed by a senior officer to that effect.

     SECTION 6.4 FRUSTRATION OF CLOSING CONDITIONS. Neither the Company nor Parent may rely on the failure of any condition set forth in Sections 6.1 through 6.3 to be satisfied if such failure was caused by such party's failure to use its commercially reasonable efforts to consummate the Merger and the transactions contemplated hereby, as required by and subject to Section 5.5.


                                  ARTICLE VII

                         TERMINATION; AMENDMENT; WAIVER

     SECTION 7.1 TERMINATION. This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time prior to the Effective Time, whether before or after approval by the shareholders of Parent at the Parent Special Meeting or by the Company Shareholders:

          (a) by mutual written consent of the Company and Parent;

          (b) by the Company or Parent if (i) any Regulatory Entity shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action is or shall have become final and nonappealable; provided that no party may terminate this Agreement pursuant to this paragraph if such party has failed to fulfill its obligations under Section 5.5 of this Agreement; (ii) the Merger has not been consummated prior to May 31, 2004; provided that the right to terminate this Agreement under this Section 7.1(b)(ii) shall not be available to any party to this Agreement whose failure or whose affiliate's failure to perform any material covenant or obligation under this Agreement has been the primary cause of or resulted in the failure of the Merger to occur on or before such date; and (iii) the approval of this Agreement by the Parent Shareholders as provided in Section 6.1(a) shall not have been obtained at the Parent Special Meeting or any adjournment or postponement thereof;

          (c) by the Company or Parent if, prior to the Effective Time, the Parent Special Committee or the Parent Board shall have determined in good faith, based upon the written opinion of independent counsel, that the failure to withdraw or modify the Parent Special Committee or the Parent Board's approval or recommendation of this Agreement or the Merger will violate their fiduciary duties and, based on such determination, the Parent Special Committee or the Parent Board shall have resolved to effect such withdrawal or modification;

          (d) by Parent, if prior to the Effective Time, the Company Shareholders take action to revoke or rescind the Company Shareholder Approval;

          (e) by Parent if there has been a violation or breach by the Company or any Seller of any agreement, covenant, representation or warranty contained in this Agreement that has prevented or would prevent the satisfaction of the conditions set forth in Section 6.2 at the time of such breach or violation and such violation or breach has not been waived by Parent nor cured by the Company or such Seller prior to the earlier of (i) 30 business days after the giving of written notice to the Company of such breach and (ii) May 31, 2004; or

          (f) by the Company if there has been a violation or breach by Parent of any agreement, covenant, representation or warranty contained in this Agreement that has prevented or would prevent the satisfaction of the conditions set forth in Section 6.3 at the time of such breach or violation and such violation or breach has not been waived by the Company nor cured by Parent prior to the earlier of (i) 30 business days after the giving of written notice to Parent of such breach and (ii) May 31, 2004.

The party desiring to terminate this Agreement pursuant to this Section 7.1 shall give written notice of such termination to the other party.

     SECTION 7.2 EFFECT OF TERMINATION. In the event of the termination and abandonment of this Agreement pursuant to Section 7.1, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party hereto or its affiliates, directors, officers or shareholders, other than the provisions of this Section and Sections 2.5 and 3.6 and Article X which shall remain in full force and effect and survive any termination of this Agreement. Nothing contained in this Section shall relieve any party from liability for any willful breach of any representation, warranty, agreement, covenant or other provision of this Agreement or any agreement made as of the date hereof or subsequent thereto pursuant to this Agreement.

     SECTION 7.3 AMENDMENT. This Agreement may be amended by action taken by the Parent Special Committee, the Company and Merger Sub at any time before or after approval of the Merger by the Parent Shareholders, but, after any such approval, no amendment shall be made which requires the approval of such Parent Shareholders under applicable law without such approval. This Agreement may not be amended except by an instrument in writing signed on behalf of the parties hereto.

     SECTION 7.4 EXTENSION; WAIVER. At any time prior to the Effective Time, the Company and the Seller, on the one hand, and Parent or Merger Sub, on the other, may (i) extend the time for the performance of any of the obligations or other acts of the other parties, (ii) waive any inaccuracies in the representations and warranties of the other parties contained herein or in any document, certificate or writing delivered pursuant hereto, or (iii) waive compliance by the other parties with any of the agreements or conditions contained herein. Any agreement on the part of any party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party and expressly referring to this Agreement. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.


                                  ARTICLE VIII

                                   TAX MATTERS

     SECTION 8.1 TAX RETURNS. (a) Except as otherwise provided in Section 8.1(b), Parent shall prepare (or cause to be prepared) all Tax Returns of the Company for any taxable year ended after the Closing Date. With respect to any Tax Return relating to taxable periods which include periods preceding the Closing Date, Parent shall prepare (or cause to be prepared) such Tax Return in a manner consistent with past practices of the Company and shall provide the Representative with a reasonable opportunity to review such Tax Return at least 20 days prior to the filing thereof.

          (b) The Sellers shall prepare, or cause to be prepared, and file, or cause to be filed, all income Tax Returns of the Company required to be filed by the Company for any taxable year ended on or prior to the Closing Date in a manner consistent with past practices of the Company. The Sellers shall provide Parent with a reasonable opportunity to review such Tax Returns at least 20 days prior to the filing thereof. To the extent permitted by applicable law, the Sellers shall include any income, gain, loss, deduction or other tax items for such periods on their Tax Returns in a manner consistent with the Schedule K-1s furnished by the Company to the Sellers for such periods.

     SECTION 8.2 ASSISTANCE AND COOPERATION. From and after the Closing Date, the Company, each of the Sellers and Parent shall:

          (a) assist in all reasonable respects (and cause their respective affiliates to assist) the other parties in preparing any Tax Returns of the Company which another party is responsible for preparing and filing;

          (b) cooperate in all reasonable respects in preparing for any audits of, or disputes with taxing authorities regarding, any Tax Returns of the Company;

          (c) make available to the other parties and to any taxing authority as reasonably requested all information, records, and documents relating to Taxes of the Company;

          (d) provide timely notice to the other parties in writing of any pending or threatened tax audits or assessments of the Company for taxable periods for which another party may have a liability under Article VIII;

          (e) furnish the other parties with copies of all correspondence received from any taxing authority in connection with any tax audit or information request with respect to the Company with respect to any such taxable period; and

          (f) make available to each Seller and to any taxing authority as reasonably requested all information, records, and documents of the Company in connection with any matter relating to Taxes of such Seller.

     SECTION 8.3 CONTESTS AND PAYMENT PROCEDURES. (a) Notwithstanding anything to the contrary in this Agreement, the Representative shall, in consultation with Parent, control, manage and be responsible for any audit, contest, claim, proceeding or inquiry with respect to Taxes for any Pre-Closing Period and shall have the right to settle or contest any such audit, contest, claim, proceeding or inquiry; provided, however, that if any such settlement would materially and adversely impact a Tax Return of the Surviving Corporation or Parent with respect to the period beginning the day after the Closing Date, Parent and the Representative shall mutually agree on the terms of such settlement.

          (b) Parent shall control, manage and solely be responsible for any audit, contest, claim, proceeding or inquiry with respect to any item relating to Taxes not covered by Section 8.3(a).


                                   ARTICLE IX

                                 INDEMNIFICATION

     SECTION 9.1 INDEMNIFICATION BY SELLERS. (a) From and after the Closing Date, each of the Sellers, severally and not jointly, hereby covenants and agrees to indemnify, defend and hold harmless Parent, and its subsidiaries and affiliates, from and against such Seller's Allocable Share (as defined in this Section 9.1) of any and all Damages incurred in connection with or arising out of or resulting from (i) any inaccuracy or breach of any representation or warranty made by the Company or the Sellers in or pursuant to this Agreement, the Company Disclosure Schedule or any other document, instrument, certificate or writing delivered pursuant hereto, including, without limitation, the representations and warranties made by the Company in Article III hereof and the Sellers in Article IV hereof, or (ii) any breach, non-compliance or nonfulfillment by the Company or the Sellers of any covenant, agreement or undertaking to be complied with or performed by them contained in or pursuant to this Agreement or any other document, instrument, certificate or writing delivered pursuant hereto. Notwithstanding the foregoing, the representations and warranties contained in Article IV hereof, and the covenants, agreements and undertakings made in this Agreement, to the extent such covenants, agreements and undertakings are covenants, agreements and undertakings of the Sellers (as opposed to the Company), are made severally by each Seller as to such Seller only, and any Seller who has breached any such representation, warranty or covenant as to himself or herself (but only such Seller) shall be liable for Damages arising from the breach thereof.

          (b) In addition to the indemnification provided in Section 9.1(a) above, from and after the Closing Date, each of the Sellers, severally and not jointly, hereby covenants and agrees to pay, or cause to be paid, and to indemnify, defend and hold harmless Parent and the Surviving Corporation from and against, such Seller's Allocable Share of all Taxes imposed on Parent or the Surviving Corporation with respect to taxable periods ending on or prior to the Closing Date or periods which include the Closing Date to the extent attributable to the income, business, property, assets, operations or reporting requirements of the Company prior to the Closing Date (including, without limitation, all Taxes referred to in the Company Disclosure Schedule as possible of assessment for taxable periods prior to the Closing Date or arising or resulting from, or attributable to, any of the transactions or actions contemplated pursuant to this Agreement). If a Tax audit is commenced or any Tax is claimed for any period of the Company prior to the Closing Date, such Tax audit or claim shall be treated as a lawsuit or enforcement action for purposes of Section 9.3 hereof; provided, that the Sellers shall be solely responsible for their Allocable Share of all liabilities and expenses arising therefrom (including, without limitation, Taxes, interest and penalties).

          (c) Each Seller acknowledges that Parent has entered into this Agreement in reliance upon, among other things, the indemnification provisions contained in this Section 9.1, and the Sellers agree that such provisions constitute reasonable and necessary protection for Parent in the context of the transactions provided for herein. As used herein, the "Allocable

Share" of any Seller of the Damages payable by the Sellers pursuant to this
Article IX shall be the percentage of the total Company Shares being sold pursuant to this Agreement as specified opposite such Seller's name on Schedule A hereto.

     SECTION 9.2 INDEMNIFICATION BY PARENT. (a) From and after the Closing Date, Parent hereby covenants and agrees to indemnify, defend and hold harmless the Sellers, from and against any and all Damages incurred in connection with or arising out of or resulting from any breach or inaccuracy of any representation or warranty, or any breach, non-compliance or nonfulfillment by Parent of any covenant, agreement or undertaking to be complied with or performed by it contained in or made pursuant to this Agreement or any other document, instrument, certificate or writing delivered pursuant hereto.

          (b) The Sellers acknowledge and agree that each Seller is a director, officer or employee of Parent, that the Sellers are the officers of Parent responsible for the day-to-day management of Parent (subject to oversight by the Parent Board) and the representations and warranties made herein by Parent and the covenants and obligations of Parent contained herein are, to a significant degree, made in reliance on information or services provided or to be provided by the Sellers. Accordingly, Parent, the Company and each Seller expressly agree that, notwithstanding anything to the contrary in Section 9.2(a), Parent shall have no liability or obligation to the Company or any Seller arising out of or in connection with the breach of any representation, warranty, covenant or agreement (including under this Article IX) contained herein to the extent that such breach is predicated upon (i) information provided by the Company or any Seller, (ii) information that was known to either the Company or any Seller, but not provided by the Company or such Seller to Parent or (iii) the failure of any Seller to provide any services that Parent could reasonably have expected such Seller to provide in his or her capacity as a director, officer or employee of Parent (unless such failure results from such Seller's complying with any instructions given by the Parent Board or any committee thereof). The parties acknowledge that this Section 9.2(b) has been included herein solely for purposes of determining the scope of Parent's indemnification obligations under
Section 9.2(a), and shall not be the basis for any other claims arising under this Agreement.

     SECTION 9.3 INDEMNIFICATION PROCEDURES. (a) In order for a party (the "indemnified party") to be entitled to any indemnification provided for under this Agreement in respect of, arising out of or involving, a claim made by any Person against the indemnified party (a "Third Party Claim"), such indemnified party must notify the indemnifying party in writing of the Third Party Claim within 10 Business Days after receipt by such indemnified party of written notice of the Third Party Claim; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the indemnifying party shall have been materially prejudiced as a result of such failure. Thereafter, the indemnified party shall deliver to the indemnifying party, promptly following the indemnified party's receipt thereof, copies of all notices and documents (including court papers) received by the indemnified party relating to the Third Party Claim.

          (b) If a Third Party Claim is made against an indemnified party, the indemnifying party shall be entitled to participate in the defense thereof and, if it so chooses, to assume the defense thereof with counsel selected by the indemnifying party. Should the indemnifying party so elect to assume the defense of a Third Party Claim, the indemnifying party shall not be liable to the indemnified party for any legal expenses subsequently incurred by the indemnified party in connection with the defense thereof. If the indemnifying party assumes such defense, the indemnified party shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the indemnifying party, it being understood that the indemnifying party shall control such defense. The indemnifying party shall be liable for the fees and expenses of counsel employed by the indemnified party for any period during which the indemnifying party has not assumed the defense thereof. If the indemnifying party chooses to defend or prosecute a Third Party Claim, all the indemnified parties shall cooperate in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the indemnifying party's request) the provision to the indemnifying party of records and information that are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

          (c) Notwithstanding clause (b) above, the indemnifying party shall not have the right to assume the defense of any Third Party Claim if (i) the indemnified party shall have been advised by counsel that there are one or more legal or equitable defenses available to the indemnified party which are different from or in addition to those available to the indemnifying party, and, in the reasonable opinion of the indemnified party, counsel for the indemnifying party could not adequately represent the interests of the indemnified party because such interests would be in conflict with those of the indemnifying party, or (ii) if an indemnified party determines in good faith that there is a reasonable probability that a Third Party claim may adversely affect it or its subsidiaries or affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, then the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise or settle such Third Party Claim, and the indemnifying party shall be responsible for the reasonable fees and expenses of counsel employed by the indemnified party in defending, compromising or settling such Third Party Claim; provided that the indemnifying party's liability with respect to any settlement or compromise shall be subject to Sections 9.3(d) and
9.4 below.

          (d) Whether or not the indemnifying party assumes the defense of a Third Party Claim, the indemnified party shall not admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the indemnifying party's prior written consent (which consent shall not be unreasonably withheld). If the indemnifying party assumes the defense of a Third Party Claim, the indemnified party shall agree to any settlement, compromise or discharge of a Third Party Claim that the indemnifying party may recommend and that by its terms obligates the indemnifying party to pay the full amount of the liability in connection with such Third Party Claim, and which releases the indemnified party completely in connection with such Third Party Claim; provided that the indemnifying party shall not agree, without the indemnified party's consent, to the entry of any judgment, order, writ, settlement, compromise or decree that provides for injunctive or other nonmonetary relief affecting the indemnified party.

          (e) In the event any indemnified party should have a claim against any indemnifying party under Section 9.1 or 9.2 that does not involve a Third Party Claim being asserted against or sought to be collected from such indemnified party, the indemnified party shall deliver notice of such claim with reasonable promptness to the indemnifying party, along with a description of the nature and basis of the claim in reasonable detail.

          (f) With respect to any claim made by an indemnified party under Sections 9.1 or 9.2, the indemnified party shall provide to the indemnifying party all information and documentation reasonably necessary to support and verify any claim that the indemnified party believes gives rise to the claim hereunder and shall give the indemnifying party reasonable access to all books, records and personnel in the possession or under the control of the indemnified party that would have bearing on such claim.

     SECTION 9.4 GENERAL INDEMNIFICATION PROVISIONS. (a) Notwithstanding any of the provisions of this Agreement, Parent shall not be entitled to make claims for Damages under Sections 9.1(a) hereof unless and until the aggregate of such claims exceeds $700,000 (the "Indemnification Threshold") and then only to the extent of such excess; provided, however, that the Indemnification Threshold shall not be applicable to claims by Parent for Damages arising from a breach by a Seller of any provisions of Sections 3.10 and 4.9 and Article VIII hereof (the "Excluded Provisions") or from an indemnification obligation arising under
Section 9.1(b) hereof and any claim arising from a breach of any Excluded Provisions or from an indemnification obligation arising under Section 9.1(b) hereof shall not be taken into account for purposes of determining when the Indemnification Threshold has been met. Notwithstanding any of the provisions of this Agreement, in no event shall the aggregate indemnification obligations of the Sellers pursuant to Section 9.1(a) (except for any indemnification obligations arising from any breach of the Excluded Provisions) exceed the value of the Escrowed Shares as determined pursuant to Section 9.4(f) below. Notwithstanding anything herein to the contrary, all indemnification obligations of the Sellers pursuant to Section 9.1(a) (except for any indemnification obligations arising from any breach of the Excluded Provisions) shall be satisfied exclusively from the Escrowed Shares held under the Escrow Agreement and Parent shall have no other recourse against the Sellers with respect to such claims.

          (b) Parent shall be entitled to make claims for Damages under Section 9.1(a) with respect to a breach of any Excluded Provision and under Section 9.1(b) without such Damages having to exceed any threshold. The aggregate indemnification obligations of the Sellers with respect to the claims referred to in the immediately preceding sentence shall not be subject to any limitation. However, Parent shall not have any right, in connection with any such claims, to retain (or cause to be retained) under the Escrow Agreement any Merger Securities beyond the end of the Basic Survival Period unless Parent has properly made such a claim during the Basic Survival Period, it being further agreed that to the extent any such claims are made by Parent after the end of the Basic Survival Period, Parent shall have only a general unsecured claim against the Sellers with respect thereto.

          (c) The parties further agree that the possession of any Merger Securities by the Custodian pursuant to Section 5.11(b) is solely for the purpose of implementing the trading restrictions provided for therein and that any Merger Securities so held do not constitute additional collateral securing the performance of the Sellers' indemnification obligations under Section 9.1.

          (d) In the event that any time subsequent to an indemnification payment hereunder the Damages to the indemnified party are reduced by tax benefits or recovery, settlement or otherwise under any insurance coverage or third party claim, the amount of such reduction (less any cost, expense, premium or tax paid) will be promptly repaid to the indemnifying party.

          (e) For purposes of this Article IX, "Damages" means costs, losses, liabilities, damages, lawsuits, deficiencies, claims, Taxes and expenses (whether or not arising out of third-party claims or governmental examinations, inspections or audits), including, without limitation, interest, penalties, reasonable attorneys' fees and all amounts paid in investigation, defense or settlement of any of the foregoing; provided, however, that "Damages" shall not include punitive damages except to the extent of any punitive damages recovered by third parties. The term "Damages" is not limited to matters asserted by third parties against either the Sellers or against Parent or the Company, but includes Damages incurred or sustained by the Sellers or by Parent or by the Company in the absence of third party claims.

          (f) To the extent that any Escrowed Shares are applied in satisfaction of the Sellers' obligation to indemnify Parent for any Damages, the amount of such Damages deemed to have been satisfied thereby shall be determined as follows: (i) if Parent elects to retain such Escrowed Shares, then the amount of Damages deemed satisfied thereby shall equal the aggregate value of such Escrowed Shares based on the VWAP for the Parent Common Stock on the trading day on which such Escrowed Shares were released to Parent (or, if such day is not a trading day, then on the first day thereafter that is a trading day) (the "Release Price") and (ii) if Parent elects not to retain such Escrowed Shares, then Parent shall be obligated (subject to compliance with applicable securities laws) to use its commercially reasonable efforts to sell such Escrowed Shares in which case the amount of Damages deemed satisfied thereby shall equal the greater of (x) the actual net proceeds received by Parent from the sale of such Escrowed Shares and (y) the value of such Escrowed Shares based on the Valuation Price (as defined below). By no later than the first business day following the day on which Parent receives any Escrowed Shares to be applied as contemplated by this Section 9.4(f), Parent shall provide written notice to the Representative indicating whether or not it has elected to retain such Escrowed Shares; provided that if Parent elects not to retain such Escrowed Shares, then Parent shall be obligated (subject to compliance with applicable securities laws) to proceed in a commercially reasonable manner to sell such Escrowed Shares and, provided further that if any of such Escrowed Shares remain unsold by the 30th day after such notice is given, then for purposes of clause (ii)(x) in the first sentence of this Section 9.4(f), such Escrowed Shares shall be deemed to have been sold at the VWAP on such 30th day (or, if such day is not a trading day, on the first trading day thereof), except that in such case Parent and the Representative may agree to additional adjustments to the amounts determined under this Section 9.4(f). As used in this Section 9.4(f), the "Valuation Price" shall mean (A) if the Release Price is greater than the Parent Closing Price, an amount equal to 90% of the Release Price and (B) if the Release Price is equal to or less than the Parent Closing Price, an amount equal to 80% of the Release Price. If Parent elects to sell any Escrowed Shares pursuant to clause (ii) of this Section 9.4(f), and the amount of Damages that would have been deemed satisfied pursuant to clause (i) of this Section 9.4(f) if Parent had elected to retain such Escrowed Shares exceeds the amount of Damages deemed to be satisfied under such clause (ii), then Parent shall be entitled under the Escrow Agreement to receive additional Retained Securities, to the extent available, for satisfaction of a Damage claim equal to such excess and the provisions of this Section 9.4(f) shall apply anew to any such additional Escrowed Shares received by Parent.

          (g) The indemnification provided in this Article IX shall be (in the absence of fraud) the sole and exclusive remedy for Damages available to Sellers, the Company, Parent, its subsidiaries and affiliates for breach of any of the terms, conditions, representations or warranties contained herein. As between the Sellers, on the one hand, and Parent and its affiliates, including without limitation after the Closing, the Company, on the other hand, the rights and obligations set forth in this Agreement will be (in the absence of fraud) the exclusive rights and obligations with respect to this Agreement, the events giving rise to this Agreement and the transactions provided for herein or contemplated hereby. Notwithstanding the foregoing, nothing contained in this
Article IX shall prevent any party hereto from seeking and obtaining, as and to the extent permitted by applicable law, specific performance by the other party hereto of any of its obligations under this Agreement or injunctive relief against another party's activities in breach of this Agreement or any document or agreement executed in connection herewith.


                                    ARTICLE X

                                  MISCELLANEOUS

     SECTION 10.1 SURVIVAL. (a) All representations, warranties, covenants and obligations of the Company and the Sellers contained in this Agreement, the Company Disclosure Schedule or in any document, instrument, certificate or other writing delivered pursuant hereto shall survive the Closing and the consummation of the transactions contemplated hereby, subject in the case of the representations and warranties to the time limitations set forth in Section 10.1(b).

          (b) Notwithstanding anything to the contrary in Section 10.1(a), (i) the representations and warranties contained in Section 3.10, 3.24(b) and
Article IV hereof which shall survive until the expiration of the applicable statute of limitations with respect to the matters contained therein, (ii) the representations and warranties contained in Section 4.9 shall survive indefinitely and (iii) all other representations and warranties contained herein shall survive for a period of 14 months from the Closing Date (the "Basic Survival Period"). Notwithstanding anything in this Agreement to the contrary, any Damages as to which a notice of claim has been given in writing prior to the expiration of the applicable period set forth above in this Section 10.1 shall survive until payment on other final resolution of such claim.

          (c) All statements contained in the Company Disclosure Schedule or in any certificate delivered at the Closing pursuant to the transactions contemplated hereby shall be deemed to be representations and warranties of the applicable party hereto contained herein. The right to indemnification, reimbursement or other remedy based upon such representations, warranties, covenants and obligations shall not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with any such representation, warranty, covenant or obligation (except as provided in Section 9.2(b)). The waiver of any condition based upon the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, reimbursement or other remedy based upon such representations, warranties, covenants and obligations.

     SECTION 10.2 SET-OFF. Without limiting any other rights that Parent may have pursuant to this Agreement, Parent shall be entitled to set-off against any amount payable by it to any of the Sellers pursuant to this Agreement any amount determined by a final, non-appealable decision or order of any court of competent jurisdiction to be owed by the Company and/or the Sellers to Parent or any of its affiliates pursuant to this Agreement and/or the amount of any Damages against which Parent, or its affiliates is either (i) acknowledged in writing (as to both liability and amount) by the Representative or (ii) determined by a final, non-appealable decision or order of any court of competent jurisdiction to be entitled to be indemnified by the Sellers pursuant to this Agreement.

     SECTION 10.3 EXPENSES; TRANSFER TAXES. All expenses incurred in connection with the transactions contemplated by this Agreement, shall be paid by the party incurring such expenses, except that if the Merger is consummated, the expenses of the Company and the Sellers incurred in connection with the transactions contemplated by this Agreement shall be paid by the Surviving Corporation; provided, however, that each of the Sellers, respectively, shall be responsible for any transfer Taxes imposed on such Seller by reason of the Merger and any deficiency, interest or penalty asserted with respect thereto.

     SECTION 10.4 ENTIRE AGREEMENT; ASSIGNMENT. This Agreement (including the documents and instruments referred to herein) (i) constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (ii) shall not be assigned by operation of law or otherwise.

     SECTION 10.5 NOTICES. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand (including recognized courier service) or mailed, certified or registered mail with postage prepaid, or communicated by facsimile transmission (receipt confirmed), as follows:

if to Parent or Merger Sub:

          Annaly Mortgage Management, Inc.
          1211 Avenue of the Americas
          Suite 2902
          New York, New York  10036
          Facsimile No:  (212) 696-9809
          Attention:  Spencer Browne

          with a copy to:

          Morrison & Foerster LLP
          1290 Avenue of the Americas
          New York, New York  10104-0050
          Facsimile No:  (212) 468-7900
          Attention:  James R. Tanenbaum
if to the Company:

          Fixed Income Discount Advisory Company
          1211 Avenue of the Americas
          Suite 2902
          New York, New York  10036
          Facsimile No:  (212) 696-9809
          Attention:  Michael A.J. Farrell

          with a copy to:

          Dechert LLP
          4000 Bell Atlantic Tower
          1717 Arch Street
          Philadelphia, Pennsylvania  19103
          Facsimile No:  (212) 696-9809
          Attention:  Christopher G. Karras

if to the Seller:

          Michael A.J. Farrell
          c/o Fixed Income Discount Advisory Company
          1211 Avenue of the Americas
          Suite 2902
          New York, New York  10036
          Facsimile No:  (212) 696-9809

or to such other address as the person to whom notice is given may have previously furnished to the other in writing in the manner set forth above.

Each such notice, request, demand, application, service of process and other communication shall be deemed to have been given (i) as of the date faxed or delivered (which, with respect to a recognized courier service, shall be deemed to mean the business day following the date sent), (ii) as of the fifth business day after the date mailed, or (iii) if given by any other means, only when actually received by the addressee.

     SECTION 10.6 GOVERNING LAW; CONSENT TO JURISDICTION; JURY WAIVER. Except for matters that are necessarily governed by Delaware Law, including the provisions of Article I hereof and the fiduciary duties of the Company Board, and by the Maryland Corporations and Associations Code, including the fiduciary duties of the Parent Board and the Parent Special Committee, which matters will be governed by the laws of the States of Delaware and Maryland, respectively, this Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the principles of conflicts of law thereof. Each of the parties hereto (i) consents to submit itself to the personal jurisdiction of any court of the State of New York or the United States District Court for the Southern District of New York, in each case in the Borough of Manhattan, in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (iii) agrees that it will not bring any action relating to this Agreement in any court other than a court of the State of New York or the United States District Court for the Southern District of New York, in each case in the Borough of Manhattan. Each party hereto waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any action or proceeding arising out of or relating to this Agreement.

     SECTION 10.7 ENFORCEMENT. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the State of New York or the United States District Court for the Southern District of New York, in each case in the Borough of Manhattan, in addition to any other remedy to which any party is entitled at law or in equity.

     SECTION 10.8 DESCRIPTIVE HEADINGS; SCHEDULES, INTERPRETATION.

          (a) The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. Any matter disclosed pursuant to any Section of the Company Disclosure Schedule shall be deemed to qualify each representation and warranty of the Company, so long as the relevance of such matter to such representations and warranties is reasonably apparent on the face of the information disclosed.

          (b) As used in this Agreement, (i) the term "includes" and the word "including" and words of similar import shall be deemed to be followed by the words "without limitation"; (ii) "control" (including its correlative meanings, "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a person, whether through the ownership of securities or partnership or other interests, by contract or otherwise; (iii) "Person" means, as applicable, a natural person, firm, partnership, limited liability company, joint venture, corporation, association, business enterprise, joint stock company, unincorporated association, trust, Regulatory Entity (as defined in Section 2.3 hereof) or any other entity, whether acting in an individual, fiduciary or other capacity; (iv) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires; (v) the terms "hereof," "herein," and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section, paragraph, Schedule and Exhibit references are to the Articles, Sections, paragraphs, Schedules and Exhibit to this Agreement unless otherwise specified; (vi) the word "or" shall not be exclusive; and (vii) the terms "subsidiary" and "affiliate", as used herein with reference to the Company, shall be deemed not to include Parent and its subsidiaries, and the term "affiliate", as used herein with reference to Parent, shall be deemed not to include the Company and its subsidiaries and affiliates, other than Parent and its subsidiaries.

          (c) As used in this Agreement, the phrases "to the Company's knowledge", "to the knowledge of the Company" or phrases of similar import shall mean the knowledge, collectively, of the following individuals: Michael A.J. Farrell, Wellington J. Denahan, Jennifer A. Karve and Kathryn F. Fagan; provided that for purposes of the foregoing, the knowledge of any such individual shall be deemed to consist of (i) any fact or matter of which such individual is actually aware and (ii) any fact or matter which such individual, acting prudently, could be expected to discover or become aware of through the conduct of a reasonable inquiry.

     SECTION 10.9 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns, and except as provided in Article IX, nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

     SECTION 10.10 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or unenforceable, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

     SECTION 10.11 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     SECTION 10.12 SELLERS' REPRESENTATIVE. (a) Each Seller hereby irrevocably appoints Michael A.J. Farrell as such Seller's Representative (the "Representative"), attorney-in-fact and agent, with full power of substitution to act on behalf of such Seller in any litigation or arbitration involving this Agreement and to do or refrain from doing all such further acts and things, and to execute all such documents, as such Representative shall deem necessary or appropriate in connection with any of the transactions contemplated under this Agreement, including, without limitation, the power:

               (i) to take all action, on behalf of such Seller, necessary or desirable in connection with the waiver of any condition to the obligations of the Sellers to consummate the transactions contemplated by this Agreement;

               (ii) to take all action, on behalf of such Seller, necessary or desirable with respect to Section 1.9 through 1.11;

               (iii) to act for such Seller with regard to matters pertaining to indemnification referred to in this Agreement, including the power to compromise any claim on behalf of such Seller, to bring and transact matters of litigation and to refer matters to arbitration;

               (iv) to terminate this Agreement, on behalf of such Seller, if the Sellers are entitled to do so;

               (v) to give and receive all notices and communications to, on behalf of such Seller, be given or received under this Agreement and to receive service of process in connection with any claims under this Agreement, including service of process in connection with arbitration; and

               (vi) to take all actions which under this Agreement may be taken by the Representative and to do or refrain from doing any further act or deed on behalf of such Seller which Representative deems necessary or appropriate in his or its sole discretion relating to the subject matter of this Agreement (including the engagement of attorneys, accountants, financial advisors and agent at the expense of the Sellers) as fully and completely as such Seller could do if personally present.

          (b) If Michael A.J. Farrell (or any substitute Representative) dies or otherwise becomes incapacitated and unable to serve as Representative, Wellington T. Denahan shall become Representative. The death or incapacity of any Seller shall not terminate the agency and power of attorney granted hereby to the Representative. The appointment of Representative shall be deemed coupled with an interest and shall be irrevocable.

          (c) Prior to the Closing, Sellers holding a majority of the Company Common Stock held by all Sellers may on one or more occasions designate a substitute Representative at which time the individual then acting as Representative shall no longer be the Representative and the substitute Representative shall be the Representative for all purposes under this Agreement. Following the Closing, Sellers holding a majority of the Parent Common Stock held by all Sellers may on one or more occasions designate a substitute Representative at which time the individual then acting as Representative shall no longer be the Representative and the substitute Representative shall be the Representative for all purposes under this Agreement.

          (d) Each Seller further agrees:

               (i) that in all matters in which action by Representative is required or permitted, Representative is authorized to act on behalf of such Seller, notwithstanding any dispute or disagreement among the Sellers or between the Sellers and Representative, and Parent shall be entitled to rely on any and all action taken by Representative under this Agreement without any liability to, or obligation to inquire of, any of the Sellers;

               (ii) that the power and authority of Representative, as described in this Agreement, shall continue in force until all rights and obligations of the Sellers under this Agreement shall have terminated, expired or been fully performed;

               (iii) to hereby forever release and discharge the Representative, the officers, directors, partners or employees of Representative, any of its or their respective Affiliates and any legal counsel and accountants for the Representative (collectively, the "Released Party") of and from any and all claims and demands of every kind and nature, known and unknown, suspected and unsuspected, disclosed and undisclosed, for damages actual and consequential, past, present and future, arising out of or in any way connected with the actions of the Released Party in connection with fulfilling the role of Representative as contemplated by this Agreement; and

               (iv) to the extent permitted by Law, to indemnify and hold harmless the Released Party against any losses, claims, expense, cause of action, damages or liabilities (joint or several) to which the Released Party may become subject in connection with fulfilling the role of Representative as contemplated by this Agreement; and to reimburse any Person intended to be indemnified pursuant to this section for any legal or other expenses as reasonably incurred by such Person in connection with investigating or defending any such loss, claim, damage, liability or action.

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

                                    ANNALY MORTGAGE MANAGEMENT, INC.:

                                    By: /s/ SPENCER BROWNE
                                        ---------------------------------------
                                        Name: Spencer Browne
                                        Title: Director


                                    FIXED INCOME DISCOUNT ADVISORY COMPANY:

                                    By: /s/ MICHAEL A.J. FARRELL
                                        ---------------------------------------
                                        Name: Michael A.J. Farrell
                                        Title: Director, President & CEO


                                    FDC MERGER SUB, INC.:

                                    By: /s/ SPENCER BROWNE
                                        ---------------------------------------
                                        Name: Spencer Browne
                                        Title: Director


                                    MICHAEL A.J. FARRELL:

                                    By: /s/ MICHAEL A.J. FARRELL
                                        ---------------------------------------


                                    WELLINGTON J. DENAHAN:

                                    By: /s/ WELLINGTON J. DENAHAN
                                        ---------------------------------------


                                    JENNIFER A. KARVE:

                                    By: /s/ JENNIFER A. KARVE
                                        ---------------------------------------


                                    KATHRYN F. FAGAN:

                                    By: /s/ KATHRYN F. FAGAN
                                        ---------------------------------------

                                    JEREMY DIAMOND:

                                    By: /s/ JEREMY DIAMOND
                                        ---------------------------------------


                                    RONALD D. KAZEL:

                                    By: /s/ RONALD D. KAZEL
                                        ---------------------------------------


                                    ROSE-MARIE LYGHT:

                                    By: /s/ ROSE-MARIE LYGHT
                                        ---------------------------------------


                                    KRISTOPHER R. KONRAD:

                                    By: /s/ KRISTOPHER R. KONRAD
                                        ---------------------------------------


                                    JAMES P. FORTESCUE:

                                    By: /s/ JAMES P. FORTESCUE
                                        ---------------------------------------

                                 SCHEDULE 1.9(B)



                               EARN-OUT CONDITION

--------------------------------------------------------------------------------
     ANNUAL PERIOD              REVENUE TARGET           OPERATING MARGIN TARGET
                                ($ IN MILLIONS)              ($ IN MILLIONS)
--------------------------------------------------------------------------------
01/01/2004 - 12/31/2004               24.8                         40%
--------------------------------------------------------------------------------
01/01/2005 - 12/31/2005               36.7                         40%
--------------------------------------------------------------------------------
01/01/2006 - 12/31/2006               41.4                         40%
--------------------------------------------------------------------------------

                                   SCHEDULE A


                                  OWNERSHIP OF
       SELLER                     COMPANY SHARES                ALLOCABLE SHARE
       ------                     --------------                ---------------

MICHAEL A.J. FARRELL                   600                            80%

WELLINGTON J. DENAHAN                   75                            10%

JENNIFER A. KARVE                       22.5                           3%

KATHRYN F. FAGAN                        15                             2%

JEREMY DIAMOND                           7.5                           1%

RONALD D. KAZEL                          7.5                           1%

ROSE-MARIE LYGHT                         7.5                           1%

KRISTOPHER R. KONRAD                     7.5                           1%

JAMES P. FORTESCUE                       7.5                           1%
                                         ---                          ---

TOTAL:                                  750                          100%